FIRST AMENDED AND RESTATED
CREDIT AGREEMENT


     This FIRST AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 20, 1997 is entered into by and among THE TODD-AO
CORPORATION, a Delaware corporation ("Borrower"), each bank whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement (collectively, the "Banks" and individually, a "Bank") and Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank.


     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


DEFINITIONS AND ACCOUNTING TERMS


     1.1 Terms. The following terms used in this Agreement and in any exhibits annexed hereto shall have the following meanings unless the context otherwise requires.

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person or any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that Borrower or one of its Subsidiaries is the surviving entity.

     "Administrative Agent" means Bank of America National Trust and Savings Association, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.6, or such other address or account as the Administrative Agent hereafter may designate by written notice to Borrower and the Banks.

     "Administrative Agent-Related Persons" means the Administrative Agent (including any successor agent), together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

     "Agreement" means this Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

     "Applicable Amount" means, for any Pricing Period, the per annum amounts set forth below under Applicable Amount opposite the applicable
Leverage Ratio as calculated from the most recently delivered Compliance Certificate delivered pursuant to Section 6.2(a); provided, however, that until the Administrative Agent's receives the first such Compliance
 Certificate after the Closing Date, the Applicable Amount shall be based on the Leverage Ratio as set forth in the certificate delivered pursuant to
Section 4.1(i), which Leverage Ratio shall be based on Borrower's unaudited financial statements for the Fiscal Year ended August 31, 1997; provided, further, that if the Leverage Ratio calculated from the audited financial statements dated for the Fiscal Year ended August 31, 1997, as set forth in the Compliance Certificate delivered in respect of such date pursuant to
 Section 6.2(a), results in a different Applicable Amount from that calculated from the Leverage Ratio set forth in the certificate delivered pursuant to Section 4.1(i), the Applicable Amount shall be adjusted retroactively to the Closing Date to be based upon such revised Leverage
 Ratio:


Leverage Ratio Applicable Amount
on first day of
Pricing Period (1)


            Commitment   Letters of     CD          Alternate
            Fee          Credit               Rate +            Base
                                        Offshore    Rate +
                                        Rate +


> = 2.50:1    0.500%            2.00%          2.125%             1.00%

> = 2.00:1    0.375%            1.50%          1.625%             0.500%
but < 2.50:1

> = 1.50:1
but < 2.00:1 0.300%            1.25%          1.375%             0.125%

> = 1.00:1    0.250%            1.00%          1.125%             0


but < 1.50:1 < 1.00:1            0.200%         0.75%              0.875%     0


     (1) For purposes of determining the Applicable Amount, the Convertible Subordinated Notes shall not be included in calculating the Leverage Ratio.

          "Pricing Level Change Date" means with respect to any change in the Leverage Ratio which results in a change in the Applicable Amount, the earlier of (a) the date upon which Borrower delivers a Compliance Certificate to the Administrative Agent reflecting such changed Leverage Ratio and (b) the date upon which Borrower is required by
 Section 6.2(a) to deliver such Compliance Certificate; provided, however, that if the Compliance Certificate is not delivered by the date required by the above Section, then, subject to the other provisions of this Agreement, commencing on the date such Compliance Certificate was required until such Compliance Certificate is delivered, the Applicable Amount shall be based on highest level set forth above, and from and after the date such Compliance Certificate is thereafter received, the Applicable Amount shall be as determined from such Compliance Certificate.

          "Pricing Period" means (a) the period commencing on the Closing Date and ending on the first Pricing Level Change Date to occur thereafter and (b) each subsequent period commencing on each Pricing Level Change Date and ending the day prior to the next Pricing Level Change Date.

     "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

     "Bank" means each lender from time to time party hereto.

     "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

     "Base Rate Loan" means a Dollar-denominated Loan made hereunder and specified to be an Base Rate Loan in accordance with Section
 2.

     "BofA" means Bank of America National Trust and Savings
 Association, a national banking association.

     "BofA Tranche Loan" means the Offshore Rate Loan made by
 BofA to Borrower under the Existing Credit Agreement and continued hereunder under Section 2.1A.

     "BofA Tranche Termination Date" means the earlier of (a) March
 18, 1998 and (b) the date Borrower prepays the BofA Tranche Loan in full.

     "Borrower" has the meaning given such term in the introduction hereof.

     "Borrowing" and "Borrow" each mean, a borrowing hereunder consisting of Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

     "Borrowing Date" means the date that a Loan is made by the Banks, which shall be a Business Day.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close; if the applicable Business Day relates to any Offshore Rate Loan, means any such day on which dealings are carried on in the London offshore Dollar interbank market; and if the applicable Business Day relates to any Offshore Currency Loan, means any such day on which dealings in such Offshore Currency deposits are carried on in the London offshore interbank market.

     "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.


     "CD Rate" means, for any Interest Period with respect to CD Rate Loans comprising part of the same Borrowing, the per annum rate of interest (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent (whose determination shall be conclusive in the absence of manifest error) as follows:

     CD Rate = Certificate of Deposit Rate + Assessment Rate
                  1 - Reserve Percentage

     Where

          "Assessment Rate" means, for any day of such Interest
 Period, the rate determined by the Administrative Agent as equal to the annual assessment rate in effect on such day payable to the FDIC by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification within the meaning of 12 C.F.R. 327.3) for insuring time deposits at offices of such member in the United States; or, in the event that the FDIC shall at any time hereafter cease to assess time deposits based upon such classifications or successor classifications, equal to the maximum annual assessment rate in effect on such day that is payable to the FDIC by commercial banks (whether or not applicable to any particular Bank) for insuring time deposits at offices of such banks in the United States.

          "Certificate of Deposit Rate" means the rate of interest per annum determined by the Administrative Agent to be the arithmetic average (rounded upward to the next 1/100th of 1%) of the rates notified to BofA as the rates of interest bid by two or more certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value of dollar certificates of deposit issued by major United States banks, for a maturity comparable to such Interest Period and in the approximate amount of the CD Rate Loans to be made, at the time selected by the Administrative Agent on the first day of such Interest Period.

          "Reserve Percentage" means, for any day of such Interest
 Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%), as determined by the Administrative Agent, in effect on such day (including any ordinary, marginal, emergency, supplemental, special and other reserve percentages), prescribed by the FRB for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding
 $1,000,000,000 for new non-personal time deposits for a period comparable to such Interest Period and in an amount of $100,000 or more.

     The CD Rate shall be adjusted, as to all CD Rate Loans then outstanding, automatically as of the effective date of any change in the Assessment Rate or the Reserve Percentage.

     "CD Rate Loan" means a Dollar-denominated Loan which bears interest at a rate based upon the CD Rate.

     "Closing Date" means the date all conditions set forth in Section
 4.1 are satisfied or waived by the Administrative Agent and the Banks.

     "Code" means the Internal Revenue Code of 1986, as amended, as time to time in effect.

     "Collateral" means all of the collateral covered by the Collateral
 Documents.

     "Collateral Documents" means, collectively, the Pledge Agreement and any other security agreement, or supplement thereto, from time to time executed and delivered by Borrower or the Subsidiaries to secure the Obligations.

     "Commitment" means, for each Bank, the amount set forth as such opposite such Bank's name on Schedule 2.1, as such amount may be reduced, adjusted or increased pursuant to the terms of this Agreement (collectively, the combined Commitments). The respective Pro Rata Shares of the Banks are set forth in Schedule 2.1.

     "Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Responsible Officer.

     "Continuation" and "Continue" each mean, with respect to any Loan other than a Base Rate Loan, the continuation of such Loan as the same type of Loan in the same principal amount, but with a new Interest Period and an interest rate determined as of the first day of such new Interest Period. Continuations must occur on the last day of the Interest Period for such Loan.

     "Conversion" and "Convert" each mean, with respect to any Loan, the conversion of one type of Loan into another type of Loan. With respect to Loans other than Base Rate Loans, Conversions must occur on the last day of the Interest Period for such Loan.

     "Convertible Subordinated Notes" means convertible subordinated notes issued by Borrower in connection with the Hollywood Digital Acquisition and having terms and conditions and otherwise in form and substance satisfactory to the Requisite Bank, and any extension, renewal, refunding and refinancing thereof in form and substance satisfactory to the Requisite Banks; provided that after giving effect to such extension, renewal, refunding or refinancing the principal amount thereof is not increased. Prior to the exchange of such notes as contemplated by Section 6.11, the aggregate principal amount of such notes shall not exceed $9,239,071. From and after the exchange of such notes as contemplated by
 Section 6.11, the aggregate principal amount of such notes shall not exceed $8,400,000.

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(c) of the Code.

     "Debtor Relief Laws" means the Bankruptcy Code of the United
 States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "Default" means any event or circumstance which, with the passing of time, giving of notice, or both would become an Event of Default.

     "Default Rate" means a fluctuating rate per annum equal to the Base Rate plus the Applicable Amount, if any, plus 2%.

     "Designated Deposit Account" means a deposit account to be maintained by Borrower with BofA, as from time to time designated by Borrower by written notification to the Administrative Agent.

     "Distribution" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for Cash or for Property by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in cash or Property by such Person constituting a distribution under applicable laws with respect to such security.

     "Dollar Equivalent" means, as of any date, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars based upon the Spot Rate for the purchase of Dollars with such Offshore Currency on such date.

     "Dollars" and the sign "$" means dollars in lawful currency of the United States of America.

          "EBITDA" means, as of any date of determination, or Borrower and its Significant Subsidiaries on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles, an amount equal to the sum of, without duplication, for the preceding four
-quarter period ending on the date of determination (a) such Person's net income (or net loss), (b) less the net income attributable to joint ventures and Subsidiaries less than 100% owned, plus, without duplication, (c) cash actually received by Borrower or its Significant Subsidiaries from joint ventures and Subsidiaries less than 100% owned which is not a return on capital or results from an extraordinary gain plus (d) all depreciation expense, lease expense (excluding operating leases but including Capital Lease and Synthetic Lease expense), interest expense, and amortization expense of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (e) provisions for income taxes as set forth in Borrower's consolidated income statement, plus (f) noncash compensation in the form of stock award grants; provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains. The EBITDA of any Significant Subsidiary acquired by Borrower during the prior four fiscal quarters may be included.

     "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the
 "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary and
 (d) another Bank.

     "Employee Benefit Plan" means "employee benefit plan" as that term is defined in Section 3(3) of ERISA.

     "ERISA" means the Employee Retirement Income Security Act of
 1974, as amended from time to time in effect.

     "Event of Default" has the meaning provided for in Section 8.1.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of December 2, 1994, as amended, between Borrower and Bank of America National Trust and Savings Association.

     "Extension of Credit" means (a) the Borrowing of any Loans, (b) the Conversion or Continuation of any Loans or (c) the issuance, renewal, increase continuation, amendment or other credit action with respect to any Letter of Credit, including the Banks acquiring a participation in such Letters of Credit (collectively, the "Extensions of Credit").

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     "Fixed Charge Coverage Ratio means, for Borrower and its
 Subsidiaries on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles, the ratio of (a) Free Available Cash Flow for the four immediately preceding fiscal quarters to (b) Interest Expense for the four immediately preceding fiscal quarters plus the current portion of Funded Indebtedness (including without limitation the current portion of Capital Leases and Synthetic Leases) excluding the Convertible Subordinated Note plus all pro forma Distributions for the immediately following four fiscal quarters.

     "FRB" means the Board of Governors of the Federal Reserve
 System or any governmental authority succeeding to its functions.

     "Free Available Cash Flow" means, as of any date of determination, for Borrower and its Significant Subsidiaries on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles, the sum of, without duplication, for the preceding four quarter period ending on the date of determination (a) EBITDA, less (b) cash income taxes payable and less (c) maintenance capital expenditures (which shall exclude capital expenditures relating to any Property made within 12 months of the acquisition of such Property or the Person owning such Property). The Free Available Cash Flow of any Significant Subsidiary acquired by Borrower during the prior four fiscal quarters may be included.

     "Funded Indebtedness" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, determined in accordance with
 Generally Accepted Accounting Principles, an amount equal to the sum of, without duplication:

               (a) all Indebtedness for borrowed money
 (excluding Indebtedness of  Non-Recourse Joint Ventures) plus

               (b) the principal portion of all Capital Leases and Synthetic Leases plus

               (c) indebtedness arising under acceptance facilities and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder plus

               (d) all Guaranty Obligations less

               (e) amounts held as cash, cash equivalents and marketable securities determined in accordance in Generally Accepted Accounting Principles less $3,500,000.

     "FX Trading Office" means the Foreign Exchange Trading Center
#5752, Los Angeles, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

     "Generally Accepted Accounting Principles" means generally accepted accounting principles as in effect from time to time, including, without limitation, applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

     "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, central bank or comparable authority, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal of competent jurisdiction.

     "Guarantors" means each Subsidiary of Borrower (individually a "Guarantor") that is a guarantor under the Guaranty or becomes a guarantor thereunder pursuant to Section 6.8.

     "Guaranty" means the Subsidiary Continuing Guaranty substantially in the form of Exhibit D hereto, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

     "Guaranty Obligation" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

     "Hollywood Digital Acquisition" means the acquisition of certain assets and the assumption of certain liabilities of Hollywood Digital Limited Partnership, a Delaware limited partnership, by Todd-AO HD, Inc., a California corporation.

     "Indebtedness" means, as to any Person, at a particular time, all items which would, in conformity with Generally Accepted Accounting Principles, be classified as liabilities on a balance sheet of such Person as at such time (excluding deferred compensation, deferred taxes, trade accounts, programming liabilities and other accounts payable incurred in the ordinary course of business in accordance with past practice), but in any event including, without duplication, (a) indebtedness arising under acceptance facilities and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (b) all liabilities secured by any Lien on any property owned by such Person even though it has not assumed or otherwise become liable for the payment thereof, (c) any withdrawal liability incurred under ERISA by such Person (or, if such Person is Borrower, a Commonly Controlled

 Entity) to a Multiemployer Plan, (d) all obligations of such Person as lessee under leases which have been or should be, in accordance with Generally Accepted Accounting Principles, recorded as Capital Lease Obligations, (e) indebtedness relating to Synthetic Leases; and (f) all Guaranty Obligations of such Person in respect of any of the foregoing.

     "Interest Expense" means interest expense as determined in accordance with Generally Accepted Accounting Principles.

     "Interest Payment Date" means, (a) with respect to any Base Rate
 Loan, the last Business day of each calendar quarter and the Maturity Date, and (b) with respect to any other type of Loan, (i) any date that such Loan is prepaid in whole or in part, (ii) the Maturity Date, and (iii) the last day of each Interest Period applicable to, or the maturity of, such Loan;
 provided, however, that if any Interest Period or the maturity of any such Loan exceeds three months or 90 days, interest shall also be paid on the date(s) that fall, as applicable, three, six or nine months, or 90, 180 or 270 days, respectively, after the beginning of such Interest Period shall also be Interest Payment Dates.

     "Interest Period" means, with respect to any Borrowing of an Offshore Rate Loan or a CD Rate Loan, a period commencing on the Borrowing Date thereof (or the date of the expiration of the then current Interest Period with respect to any outstanding Offshore Rate Loans or CD Rate Loans) to (1) with respect to a Borrowing of Offshore Rate Loans, a date 1, 2, 3, 6 or 9 months (and, until the BofA Tranche Termination Date, other periods of time up to 9 months, subject to such other periods being available to each Bank in its sole discretion), in each case only to the extent Dollar deposits or deposits in the applicable Offshore Currency of such duration are generally available in the applicable offshore interbank market, and (2) with respect to a Borrowing of CD Rate Loans, a date 30, 60, 90, 180 or 270 days thereafter (or such other day as may be agreed upon by Borrower and the Administrative Agent and the Banks), subject in all cases to the following:

               (a)   (i) If any Interest Period with respect to
 CD Rate Loans would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day; and (ii) If any Interest Period with respect to Offshore Rate Loans would otherwise end on a day which is not an Offshore Rate Business Day, that Interest Period shall be extended to the next succeeding Offshore Rate Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (b) no Interest Period for Loans shall extend beyond any Reduction Date if the effect of establishing such an Interest Period would be that the aggregate unpaid principal amount of all Loans having Interest Periods ending after such Reduction Date would exceed the amount permitted to be outstanding after such Amortization Date;

               (c) no Interest Period for a Loan shall extend beyond the Maturity Date;

               (d)  each Interest Period with respect to CD Rate
 Loans shall be selected and conducted, and may vary in regard to the length of period in accordance with the practices and customs of banking institutions in connection with certificates of deposit purchased in New York, New York by dealers in certificates of deposit was from time to time in effect;

               (e)  each Interest Period with respect to Offshore
 Rate Loans shall be interpreted, and may vary in regard to the length of period, in accordance with the customs and practices of the international inter-bank markets;

               (f) the first Interest Period for any CD Rate Loans or for any Offshore Rate Loans shall commence on the date of such Borrowing, and each succeeding Interest Period (if any) for such Loans shall commence on the last day of the preceding Interest Period; and

               (g)  No Interest Period commencing prior to
 the BofA Tranche Termination Date may end after the BofA Tranche
 Termination Date.

     "Investment" means, when used in connection with any Person, any investment by or of that Person, resulting in less than 100% of the ownership of such Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. "Investments" shall not include Acquisitions.

     "Issuing Bank" means Bank of America National Trust and Savings
 Association.

     "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.6, or such other office or offices as such Bank may from time to time notify Borrower and the Administrative Agent.

     "Letter of Credit" means any standby or commercial letter of credit issued by the Issuing Bank under Section 2.3.

     "Letter of Credit Application" means an application for issuances of, or amendments to, letters of credit as shall at any time be in use at the Issuing Bank.

     "Letter of Credit Usage" means, as at any date of determination, the undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by Borrower or converted into Loans.

     "Leverage Ratio" means the ratio of Funded Indebtedness to EBITDA; provided, however, that for purposes of determining the Applicable Amount only, the Convertible Subordinated Notes shall not be included in Funded Indebtedness; provided, further, that for purposes of determining compliance with Section 7.6 in connection with any Acquisition, not more than 80% of the EBITDA of (a) any Person being so acquired (provided such EBITDA may be included only if such Person will be a Significant Subsidiary immediately following such Acquisition) and (b) any Significant Subsidiary acquired by Borrower less than two fiscal quarters prior to the date of such Acquisition, may be included for purposes of calculating the Leverage Ratio.

     "Lien" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

     "Loan" means (a) a Loan of any type made to Borrower by any Bank in accordance with its Pro Rata Share pursuant to Section 2.1 or (b) the Offshore Rate Loan continued by BofA pursuant to Section 2.1A.


     "Loan Documents" means, collectively, this Agreement, the Notes, the Guaranty, the Collateral Documents, any Request for Extension of Credit, any Letter of Credit Application, any Compliance Certificate and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent, the Issuing Bank or to any Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

     "Maturity Date" means December 31, 2002 as such date may be extended from time to time pursuant to Section 2.12.

     "Minimum Amount" means, with respect to each of the following actions, the following amounts set forth opposite such action (a reference to "Minimum Amount" shall also be deemed a reference to the multiples in excess thereof set forth below):

                         Minimum
                         Multiples
               Minimum   in excess of
Type of Action      Amount         Minimum Amount

Borrowing of,
prepayment of
or Conversion into,
Base Rate Loans           $  250,000    $  100,000

Borrowing of,
prepayment of
or Continuation of,
Offshore Rate Loans
and CD Rate Loans            $1,000,000 $  500,000
Reduction in        $1,000,000     $1,000,000
Commitments
Assignments          $5,000,000

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Worth" means net worth as determined in accordance with Generally Accepted Accounting Principles.

     "Non-Recourse Joint Venture" means a joint venture which is less than 100% owned by Borrower or any Subsidiary having only Indebtedness which is non recourse to Borrower and its Subsidiaries, other than such joint venture. For purposes of this definition, Indebtedness shall be deemed non recourse only if the creditor thereon has no direct or indirect recourse to Borrower, any of its Subsidiaries (other than such joint venture) or their respective assets (other than by reasons of a Guaranty Obligation entered into in connection therewith and otherwise permitted by
 Section 7.1(g)), whether by means of a judicial foreclosure or otherwise, except for customary exceptions for fraud, misrepresentation, misappropriation of funds, waste, criminal liability and environmental liability.

     "Note" means the promissory note made by Borrower to a Bank evidencing the Loans made by such Bank, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted (collectively, the "Notes").

     "Notice of Assignment and Acceptance" means a Notice of Assignment and Acceptance substantially in the form of Exhibit F.

     "Obligations" means all present and future obligations of every kind or nature of Borrower or any Subsidiary at any time and from time to time owed to the Administrative Agent, any Bank, any Person entitled to indemnification, or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

     "Offshore Currency" means English Pounds Sterling, French
 Francs or Deutsche Marks.

     "Offshore Currency Commitment" means, for each Bank, such Bank's undertaking to make Loans to Borrower or to participate in Letter of Credit Usage denominated in Offshore Currencies in an aggregate principal amount not exceeding 50% of the Dollar Equivalent of such Bank's
 Commitment, as the same may be reduced pursuant to the terms of this Agreement (collectively, the "Offshore Currency Commitments"). The Offshore Currency Commitments are part of, and not in addition to, the combined Commitments.

     "Offshore Currency Loan" means an Offshore Rate Loan denominated in an Offshore Currency.

"Offshore Rate" means, for any Interest Period, with respect to Offshore
 Rate Loans comprising part of the same Borrowing, the per annum rate of interest (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

Offshore Rate = (LIBOR)/(1.00 - Eurodollar Reserve Percentage)

Where,

"Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and
"LIBOR" means for each Interest Period the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by BofA as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or Continued as, or Converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. The determination of the Eurodollar Reserve Percentage and the Offshore Base Rate by the Administrative
 Agent shall be conclusive in the absence of manifest error.

     "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate, and may be an Offshore Rate Loan denominated in Dollars or in an Offshore Currency.

     "Overnight Rate" means, for any day, (a) in the case of amounts denominated in Dollars, the Federal Funds rate and (b) for any amount denominated in an Offshore Currency, the rate of interest per annum at which overnight deposits in such Offshore Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America's principal office in London to major banks in the London or other applicable offshore interbank market.

     "PBGC" means the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA, or any Governmental Authority succeeding to the functions thereof.

     "Person" means an individual, a partnership, a corporation
 (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture or any other entity of any type whatsoever, or any government or any agency or political subdivision thereof.

     "Plan" means (a) with respect to Borrower, any plan described in
 Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, under which Borrower or any Commonly Controlled Entity has contributed, and (b) with respect to any other Person, any employee benefit plan or other plan established or maintained by such Person for the benefit of such Person's employees and to which Title IV of ERISA applies.

     "Plan Administrator" has the meaning assigned to the term
 "administrator" in Section 3(16)(a) of ERISA.

     "Plan Sponsor" has the meaning assigned to the term "plan sponsor" in Section 3(16)(B) of ERISA.

     "Pledge Agreement" means the Pledge Agreement, given by Borrower in favor of the Administrative Agent substantially in the form of Exhibit E hereto, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

     "Principal Stockholders" means Marshall Naify, Robert Naify and Salah Hassanein.

     "Prohibited Transaction" has the respective meanings assigned to that term in Section 4975 of the Code and in Section 406 of ERISA.

     "Property" means all types of real, personal, tangible, intangible or mixed property.

     "Pro Rata Share" means, with respect to each Bank, the percentage of the combined Commitments set forth opposite the name of that Bank under "Pro Rata Share" on Schedule 2.1.

     "Quarterly Payment Date" means each February 28, May 31,
 August 31 and November 30.

     "Reduction Amount" means, with respect to any Reduction Date, the amount necessary to reduce the then applicable combined Commitments to the level set forth below opposite that Reduction Date, expressed as a percentage of the combined Commitments in effect on the initial Reduction
 Date:

                    Maximum Percent
                    of Combined
                    Commitments
Reduction Date(2)   Remaining

November 30, 2000    93.75%
February 28, 2001    87.50%
May 31, 2001               81.25%August 31, 2001          75.00%
November 30, 2001    68.75%February 28, 2002       62.50%
May 31, 2002               56.25%
August 31, 2002            50.00%
 December 31, 2002             0%

"Reduction Date" means each of the dates set forth under "Reduction Date" in the definition of "Reduction Amount;" provided, however, that if the Maturity Date has been extended pursuant to Section 2.12, each Reduction date shall be concurrently extended for the same period of time.

     "Reportable Event" means a "reportable event" described in
 Section 4043(b) of ERISA as to which the 30 day notice period has not been waived.

     "Request for Extension of Credit" means a written request substantially in the form of Exhibit A duly completed and signed by a
 Responsible Officer, or a telephonic request followed by such a written request, in each case delivered to the Administrative Agent by Requisite Notice.

     "Requisite Banks" means (a) as of any date of determination if the Commitments are then in effect, Banks having in the aggregate 51% or more of the combined Voting Pro Rata Share then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans or Letters of Credit outstanding, Banks holding Loans and Letter of Credit Usage (giving effect to the risk participations set forth in Section 2.1A(b)) aggregating 51% or more of the aggregate outstanding principal amount of the Loans and Letter of Credit Usage.

     "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered or made to such Person at the address, telephone number or facsimile number set forth on Schedule 10.6 or as otherwise designated by such Person by Requisite
 Notice to the Administrative Agent and (ii) if made by Borrower, given or made by a Responsible Officer. Any written notice shall be in the form, if any, prescribed in the applicable section herein and may be given by facsimile provided such facsimile is promptly confirmed by a telephone call to such recipient.

     "Requisite Time" means, with respect to any of the actions listed below, the time set forth opposite such action (all times are California time):

     Action                    Time          Date

     Borrowing of,        8:00 a.m.     Relevant Date
     prepayment of
     or Conversion into,
     Base Rate Loans

     Borrowing of,       10:00 a.m.     3 Business Days
     Continuation of,                   prior to
     prepayment of or                   relevant date
     Conversion into
     Offshore Rate Loans

     Borrowing of,       10:00 a.m.     2 Business Days
     Continuation of,                   prior to
     prepayment of or                   relevant date
     Conversion into
     CD Rate Loans

     Letter of Credit    10:00 a.m.     5 Business Days
     Action              prior to
                 action

     Voluntary   10:00 a.m.    2 Business Days
     Reduction                 prior to
     of Commitments                  reduction date


     Funds made     11:00 a.m.     Relevant date
     available by Banks or Borrower to
     Administrative Agent

     "Responsible Officer" means the President, Chief Financial Officer or Controller of Borrower.

     "Significant Subsidiary" means any Subsidiary of Borrower (a) having at any time now or hereafter a net book value in accordance with Generally Accepted Accounting Principles or, if greater, fair market value (as reasonably determined by Borrower) exceeding 5% of the consolidated assets of Borrower and its Subsidiaries or (b) that Borrower wishes to include in calculating the covenants in Sections 7.11 and 7.12.

     "Spot Rate" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

     "Subsidiary" means any Person (whether now existing or hereafter organized or acquired) of which Borrower owns, directly or indirectly, more than fifty (50%) of the securities or other equity interests or which Borrower otherwise controls (collectively "Subsidiaries").

     "Synthetic Lease" means, with respect to any Person, (a) a so-called synthetic lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, may be characterized as the Indebtedness of such Person (without regard to accounting treatment).

     "Tangible Net Worth" means the gross book value, on a consolidated basis, of Borrower's assets (exclusive of goodwill, patents, trademarks, trade names, copyrights, deferred charges and other like intangibles) less all liabilities (including accrued and deferred income taxes and subordinated indebtedness).

     "type" of Loan means (a) a Base Rate Loan, (b) an Offshore Rate
Loan with an Interest Period of one, two, three, six or nine months thereafter, or (c) a CD Rate Loan with an Interest Period of 30, 60, 90, 180 or 270 days thereafter, in each case as selected by Borrower in the Request for Extension of Credit relating thereto.

     "Voting Pro Rata Share" means, with respect to each Bank, the percentage of the combined Commitments set forth opposite the name of that Bank under "Voting Pro Rata Share" on Schedule 2.1.

     1.2  Currency Equivalents Generally.  For all purposes of this
 Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate from time to time as of any date for which the Administrative Agent determines the Dollar Equivalent of Offshore
 Currency Loans, including, without limitation (a) any date on which a Borrowing of an Offshore Currency Loan is requested and made, (b) on the date a Letter of Credit in an Offshore Currency is requested and Issued, (c) the last Business Day of each month, and (d) any other date selected by the Administrative Agent from time to time in its sole discretion.

     1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles. When used herein, the term "financial statements"
shall include the notes and schedules thereto, but need not include such notes or schedules when used in reference to such statements of any Person as of any date other than the end of a fiscal year of such Person.

     1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.5. Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.6  Miscellaneous Terms.   The term "or" is disjunctive; the
term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. The term "including" is by way of example and not limitation.

Section 2 COMMITMENTS; INTEREST, FEES, PAYMENT
PROCEDURES

     2.1  The Commitments.
(a) Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees, to make, Convert and Continue
Loans on a revolving basis from time to time from the date hereof until the Maturity Date as Borrower may request; provided, however, that (i) the aggregate unpaid principal amount of each Bank's Loans and Letter of Credit Usage at any one time outstanding shall not exceed such Bank's Commitment, (ii) the aggregate unpaid principal amount of all Loans and Letter of Credit Usage at any one time outstanding shall not exceed the combined Commitments, and (iii) the aggregate unpaid principal amount of all Offshore Currency Loans and Letter of Credit Usage denominated in Offshore Currencies at any one time outstanding shall not exceed the combined Offshore Currency Commitments. Subject to the foregoing and other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Loans as set forth herein without premium or penalty. Offshore Currency Loans may be requested only as Offshore Rate Loans.

     (b) Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Upon the request of any Bank made through the Administrative Agent, such Bank's Loans may be evidenced by one or more Notes, instead of or in addition to loan accounts. (Each such Bank may endorse on the schedules, if any, annexed to its Note(s) the date, amount and maturity of its Loans and payments with respect thereto.) Such loan accounts, records or Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

     2.1A BofA Tranche Loan; Risk Participations.
(a) Subject to the terms and conditions set forth in this Agreement, BofA shall continue to solely fund the $6,000,000 Offshore Rate Loan outstanding under the Existing Credit Agreement as the BofA Tranche
 Loan hereunder until the BofA Tranche Termination Date, on which date the BofA Tranche Loan shall mature. The BofA Tranche Loan may not be Continued or Converted after the Closing Date. Except as aforesaid, the BofA Tranche Loan shall be deemed an Offshore Rate Loan for all purposes hereunder. Except for the BofA Tranche Loan, all Extensions of Credit shall be made in accordance with each Bank's Pro Rata Share as set forth in Schedule 2.1(a) until the BofA Tranche Termination Date.

(b) On the Closing Date, and simultaneously with each Extension of Credit thereafter, each Bank shall be deemed to have purchased a risk participation in each other Bank's outstanding Loans (including the BofA Tranche Loan) and Letter of Credit Usage such that, after giving effect thereto, each Bank's share of all outstanding Loans and Letter of Credit Usage shall equal its Pro Rata Share as set forth in Schedule 2.1(b). Upon and during the continuation of any Event of Default, any Bank may demand that each other Bank promptly provide its purchase price for the risk participation it has purchased hereunder. The obligation of each Bank to so provide its purchase price to BofA shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Subject to Section 2.1A(c), on the BofA Tranche Termination Date, such participations shall terminate.

(c)  On the BofA Tranche Termination Date, concurrently with
 Borrower paying the BofA Tranche Loan in full, the Commitments shall, provided no Default or Event of Default exists, be adjusted as set forth in
 Schedule 2.1(b) hereto.

     2.2  Borrowings, Conversions and Continuations of Loans.

     (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Loans in a Minimum Amount therefor by delivering a duly completed Request for Extension of Credit therefor by Requisite Notice to the Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions or Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence. Loans may only be Converted into or Continued as Loans denominated in the same currency as originally borrowed.

     (b)  Promptly following receipt of a Request for Extension of
 Credit, the Administrative Agent shall notify each Bank of its Pro Rata Share thereof by Requisite Notice. If any Bank is unable, in its sole discretion and for any reason, to fund an Offshore Currency Loan in a requested Offshore Currency, such Request for Extension of Credit shall be deemed withdrawn. In the case of a Borrowing, Borrower may thereupon
 request Loans in another currency.   In the case of a Conversion or
 Continuation, the affected Loans shall become due and payable at the end of the Interest Period therefor. In the case of a Borrowing of Loans, each Bank shall make the funds for its Loan in the currency of such Loans available to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction or waiver of the applicable conditions set forth in Section 4, all funds so received shall be made available to Borrower in like funds received.

     (c) The Administrative Agent shall promptly notify Borrower and the Banks of the Offshore Rate applicable to any Offshore Rate Loan upon determination of same.

     (d) Unless the Administrative Agent and the Requisite Banks otherwise consent, Loans with no more than six different Interest Rate
 Periods shall be outstanding at any one time.

     (e) No Loans other than Base Rate Loans may be requested or continued during the existence of a Default or Event of Default. During the existence of a Default or Event of Default, the Requisite Banks may determine that any or all of the then outstanding Loans other than Base Rate Loans shall be Converted to Base Rate Loans. Such Conversion shall be effective upon notice to Borrower from the Administrative Agent and shall continue so long as such Default or Event of Default continues to exist.

     (f) If a Loan is to be made on the same date that another Loan in the same currency is due and payable, Borrower or the Banks, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

     (g) The failure of any Bank to make any Loan on any date shall not relieve any other Bank of any obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to so make its Loan.

     2.3 Letters of Credit. Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Bank shall issue, supplement, modify, amend, renew, or extend such Letters of Credit denominated in Dollars or Offshore Currencies under the Commitments as Borrower may request; provided, however, that (i) the aggregate outstanding Letter of Credit Usage shall not exceed $2,500,000 at any time, (ii) the aggregate unpaid principal amount of all Loans and Letter of Credit Usage at any one time outstanding shall not exceed the combined Commitments, and (iii) the aggregate unpaid principal amount of all Offshore Currency Loans and Letter of Credit Usage denominated in
Offshore Currencies at any one time outstanding shall not exceed the combined Offshore Currency Commitments. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Bank. Unless all the Banks otherwise consent in a writing delivered to the Administrative Agent, the term of any Letter of Credit shall not exceed the Maturity Date.

     Borrower may irrevocably request the issuance, supplement, modification, amendment, renewal, or extension of a Letter of Credit by delivering a duly completed Letter of Credit Application therefor to the Issuing Bank, with a copy to the Administrative Agent, by Requisite Notice not later than the Requisite Time therefor. The Administrative Agent shall promptly notify the Issuing Bank whether such Letter of Credit Application, and the action requested pursuant thereto, conforms to the requirements of this Agreement. Upon the issuance, supplement, modification, amendment, renewal, or extension of a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Banks, of such action and the amount and terms thereof. Letters of Credit may have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as the Issuing Bank has the right to terminate such evergreen Letters of Credit no less frequently than annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. This Agreement shall control in the event of any conflict with any Letter of Credit Application.

     Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a pro rata participation in such Letter of Credit, as from time to time supplemented, amended, renewed, or extended, from the Issuing Bank in an amount equal to that Bank's Pro Rata Share. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrower for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Pro Rata Share, reimburse the Issuing Bank through the Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.


     Borrower agrees to pay to the Issuing Bank through the Administrative Agent an amount equal to any payment made by the Issuing Bank with respect to each Letter of Credit within one Business Day after demand made by the Issuing Bank therefor, together with interest on such amount from the date of any payment made by the Issuing Bank at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit. Each Bank that has reimbursed the Issuing Bank for its Pro Rata Share of any payment made by the Issuing Bank under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Bank against Borrower under this Section and shall share, in accordance with that pro-rata participation, in any payment made by Borrower with respect to such claim.

     If Borrower fails to make the payment required by subsection (d) above within the time period therein set forth, in lieu of the reimbursement to the Issuing Bank under such subsection, the Issuing Bank may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Loans to be made by the Banks in an aggregate amount equal to the amount paid by the Issuing Bank with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Section 4 shall not apply. The proceeds of such Loans shall be paid to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit. Such Loans shall be payable upon demand and shall bear interest at the Default Rate.

     Once an evergreen Letter of Credit is issued, Borrower shall not be required to annually request that the Issuing Bank permit the renewal thereof. The Borrower Parties, the Agent and the Banks authorize (but may not require) the Issuing Bank to, in its sole discretion, permit the renewal such evergreen Letter of Credit if such Letter of Credit could be issued in the first instance at such time.

     The obligations of Borrower under this Agreement with respect to any Letter of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement and of any application for Letter of Credit, including without limitation, the following circumstances:


          (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, any application for Letter of Credit or any other agreement or instrument relating to any of the foregoing;

          (ii) the existence of any claim, setoff, defense or other rights that Borrower may have at any time against any beneficiary or transferee of the Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement or any unrelated transaction;

          (iii) any breach of contract or other dispute between Borrower and any beneficiary or transferee of the Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person;

          (iv) any demand, statement, tested telex or any other document presented under a Letter of Credit which on its face appears to conform with the terms and conditions of the Letter of Credit but proves to have been invalid or insufficient for its intended business purpose or to have been forged or fraudulent in any respect or to contain any statement therein which is untrue or inaccurate in any respect whatsoever; or

          (v) any delay, extension of time, renewal, waiver, compromise or other indulgence or modification granted or agreed to by the Issuing Bank, with or without notice to or approval by Borrower, in respect to any Letter of Credit.

     Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:

          (i) the use that may be made of the Letters of Credit or for any acts or omissions of the beneficiary or any transferee of the Letters of Credit in connection therewith;

          (ii) the validity, sufficiency for their intended business purpose or genuineness of documents, or of any endorsements thereon which on their face appear to conform to the terms and conditions of the Letter of Credit, even if such documents should prove to be in any or all respects invalid, insufficient for their intended business purpose, fraudulent or forged; or

          (iii) acceptance of documents that appear on their face to conform to the terms and conditions of the Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary.

     The Issuing Bank shall be entitled to the same protections accorded to the Administrative Agent pursuant to Section 9.7.

 The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of
Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable law.

     Concurrently with the issuance of each Letter of Credit, Borrower shall pay a letter of credit issuance fee to the Issuing Bank, for the sole account of the Issuing Bank, in an amount set forth in a letter agreement between Borrower and the Issuing Bank. Borrower shall also concurrently pay to the Administrative Agent, for the ratable account of the Banks in accordance with their Pro Rata Share, a standby letter of credit fee in an amount equal to the Applicable Amount times the face amount of such Letter of Credit through the termination or expiration of such Letter of Credit. The letter of credit issuance fee and the standby letter of credit fee are nonrefundable.

     On or before the Maturity Date, Borrower shall, if any Letter of Credit remains outstanding and partially or wholly undrawn, immediately deliver to the Issuing Bank an irrevocable letter of credit from an issuer acceptable to the Issuing Bank in its sole discretion, in form and substance satisfactory to the Issuing Bank, in a stated amount not less than the Letter of Credit Usage. The Issuing Bank shall hold such letter of credit as collateral for Borrower's obligations to reimburse the Issuing Bank for any drawings under such Letter of Credit. The Issuing Bank shall return such letter of credit to Borrower upon all of such Letter(s) of Credit having expired, becoming void or otherwise become unavailable for further drawing, or the face amount thereof being reduced, or after the Maturity Date, to the extent any cash collateral has not been applied to such drawings, and the Issuing Bank having no further obligation thereunder, as the case may be. The commissions payable with respect to Letters of Credit will continue to accrue during any period that collateral is being held.

     2.4  Prepayments.

     (a) Upon Requisite Notice to the Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Loans in the Minimum Amount therefor.
 The Administrative Agent will promptly notify each Bank thereof and of such Bank's Pro Rata Share of such prepayment. Borrower may non ratably prepay the BofA Tranche Loan in whole or in part prior to the BofA
 Tranche Termination Date.
     (b) If, at any time (i) Letter of Credit Usage plus the outstanding aggregate principal amount of Loans made exceeds the combined Commitments, or (ii) the outstanding aggregate principal amount of Offshore Currency Loans plus Letter of Credit Usage denominated in Offshore Currencies exceed the combined Offshore Currency
 Commitments, in each case whether by reason of the termination or any reduction of the Commitments, because of a recalculation of the Dollar Equivalent of outstanding Offshore Currency Loans pursuant to Section 1.3 or otherwise, Borrower shall immediately prepay the Loans and/or deposit cash to be held by the Administrative Agent Bank in an interest-bearing cash collateral account as collateral for Letter of Credit Usage hereunder in an aggregate amount equal to such excess.

     (c) Any prepayment of a Loan other than a Base Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.6.

     2.5  Voluntary Reduction or Termination of Commitments.
  Upon Requisite Notice to the Administrative Agent not later than the Requisite Time therefor, Borrower shall have the right, at any time and from time to time, without penalty or charge, upon giving Requisite Notice not later than the Requisite Time therefor, to reduce, permanently and irrevocably, reduce the Commitments in the Minimum Amount therefor, or terminate, the then unused portion of the Commitments, provided that any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated. The Administrative Agent shall promptly notify the Banks of any request for reduction or termination of the Commitments under this Section. Each Bank's Commitment shall be reduced by an amount equal to such Bank's Pro Rata Share times the amount of such reduction. Any voluntary reduction in the combined Commitments shall become effective on the date requested by Borrower and shall be applied against future Reduction Amounts as selected by Borrower at time of such reduction.


     2.6  Mandatory Reductions in Commitments.
     (a) The combined Commitments shall automatically and ratably be reduced on each Reduction Date by the applicable Reduction Amount. (b) All accrued commitment fees to, but not including the effective date of each reduction shall be paid on the effective date thereof such reduction.
     2.7  Principal and Interest.
     (a) If not sooner paid, Borrower shall pay, and promises to pay, the outstanding principal amount of each Loan on the Maturity Date in the currency of the Loan.
     (b) Subject to the subsection (c), Borrower shall pay interest on the unpaid principal amount of the Loans in the currency of such Loans
 (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Interest Payment Date for each type of Loan at a rate per annum equal to the applicable interest rate determined in accordance with the definition thereof, plus, if applicable, any
Applicable Amount.

     (c)  If any amount payable by Borrower under any Loan
Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable laws and payable upon demand.

     2.8  Fees.
      (a)  Commitment Fee.  Borrower shall pay to the Administrative
Agent, for the ratable accounts of the Banks pro rata according to their Pro
 Rata Share, a commitment fee equal to the Applicable Amount times the average daily amount by which the combined Commitments exceed the sum of the aggregate unpaid principal Dollar Equivalent amount of each Bank's Loans (excluding the BofA Tranche Loan) and Letter of Credit Usage. The commitment fee shall accrue from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears; if there is any change in the Applicable Amount during any quarter, the average daily amount shall be computed and multiplied by the Applicable Amount separately for each period that such Applicable
 Amount was in effect during such quarter.

      (b) Agency Fees.  Borrower shall pay to the Administrative
Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Administrative Agent.
 The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

     (c)  Upfront Fee.  Borrower shall pay to the Administrative
Agent on the Closing Date for the account of each Bank (other than BofA) an upfront fee equal to 10 basis points of each Bank's Commitment hereunder. In addition, upon any Bank agreeing to increase its Commitment pursuant to Section 2.13, Borrower shall pay to the Administrative Agent for the account of such Bank (other than BofA)an upfront fee equal to 10 basis points of such Bank's increased Commitment.


      (d) Arrangement Fee. Borrower shall pay to the Administrative Agent on the Closing Date for the account of the Arranger an arrangement fee as heretofore agreed upon by letter agreement between Borrower and the Arranger.
     2.9 Computation of Interest and Fees. Computation of interest on Offshore Rate Loans and CD Rate Loans shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the Banks than a method based on a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of interest on all other types of Loans and all fees under this Agreement shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable laws shall not accrue or be payable hereunder, and any amount paid as interest hereunder which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

     2.10 Manner and Treatment of Payments among the Banks,
Borrower and the Administrative Agent.
     (a) Unless otherwise provided herein, all payments by Borrower or any Bank hereunder shall be made to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America provided, that payments with respect to Offshore Currency Loans shall be made in the applicable Offshore
 Currency.

     (b) Upon satisfaction of any applicable terms and conditions set forth herein, the Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Bank, by wire transfer to such Bank at the address specified in Schedule 10.6. The Administrative Agent's determination, or any Bank's determination not contradictory thereto, of any amount payable hereunder shall be conclusive in the absence of manifest error.

     (c) Subject to the definition of "Interest Period," if any payment to be made by Borrower or any Guarantor shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

     (d) Unless Borrower or any Bank has notified the Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower or the Bank, as the case may be, has timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Administrative Agent, then:

          (i) if Borrower failed to make such payment, each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at the Overnight Rate; and

          (ii) if any Bank failed to make such payment, such Bank shall on the Business Day following such Borrowing Date make pay to the Administrative Agent the amount of such assumed payment made available to Borrower, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to Borrower to the date such amount is paid to the Administrative Agent at the Overnight Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

     2.11 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.12 Extension of Maturity Date and Reduction Dates. At the request of Borrower and with the written consent of all of the Banks (which may be given or withheld in the sole and absolute discretion of each Bank) the Maturity Date and each Reduction Date may be extended for one-year periods pursuant to this Section, provided no Default or Event of Default has occurred and is continuing at the time of such request or at the time of such extension. Not earlier than 45 days prior to the each anniversary of the Closing Date occurring prior to the initial Reduction Date, nor later than any such anniversary date, Borrower may request by Requisite Notice made to the Administrative Agent (who shall promptly notify the Banks) a one year extension of the Maturity Date and corresponding one year extension of each Reduction Date. Such request shall include a certificate signed by a Responsible Officer stating that (a) the representations and warranties contained in Section 5 (except with respect to any representation or warranty which specifically refers to an earlier date) are true and correct on and as of the date of such certificate and (b) no Default or
Event of Default has occurred and is continuing.  Each Bank shall, within
 15 Business days of the Administrative Agent delivering such notice to such Bank, notify in writing the Administrative Agent whether it consents to or declines such request. If a Bank fails to respond, it shall be deemed to have declined such request. The Administrative Agent shall, after receiving the notifications from all of the Banks or the expiration of such period, whichever is earlier, notify Borrower and the Banks of the results thereof. If all of the Banks have consented, and no Default or Event of Default has occurred and is continuing, then the Maturity Date and each Reduction Date shall be extended for one year.

     If the Requisite Banks consent to the request for extension, but one or more Banks declines or is deemed to have declined such request for such extension, and the conditions for such an extension could have been satisfied but for such Bank(s) declining, Borrower may cause such Bank(s) to be removed as a Bank(s) under this Agreement or the Commitments of such Banks to be terminated pursuant to Section 10.23, whereupon the Maturity Date and each Reduction Date shall be extended for one year upon satisfaction of the conditions set forth above.

     2.13 Increase in Commitments. (a) Borrower may from time to time request an increase in the combined Commitments up to an aggregate
 $60,000,000 upon Requisite Notice to the Administrative Agent, accompanied by such documents evidencing corporate approval thereof as the Administrative Agent may reasonably request. The Administrative
 Agent shall promptly notify each Bank of such request. Each Bank shall have 30 days to respond whether, in its sole discretion, (i) it agrees to increase its Commitment by an amount equal to its Pro Rata Share of such requested increase, (ii) it agrees to increase its Commitment by an amount less than its Pro Rata Share of such requested increase or (iii) it does not agree to increase its Commitment. Any Bank that has not responded within the above time period shall be deemed not to have elected not to increase its Commitment.

          (b) To the extent that any Bank declines, or is deemed to have declined, to participate in any such increase to the full extent of its Pro Rata Share (a "Declining Bank"), the Borrower may request, through the Administrative Agent, that one or more other Banks, in their sole discretion, further increase their Commitment(s) by the amount of the increase declined by the Declining Bank(s). Borrower shall execute and deliver amended Notes, as necessary, and the Administrative Agent shall distribute an amended Schedule 2.01 (which shall thereafter be incorporated into this Agreement), to reflect any increase in the

 Commitments and each Bank's Pro Rata Share thereof.

          (c) In order to make all Bank's interests in any outstanding Loans ratable in accordance with any revised Pro Rata Shares after giving effect to any increase in the Commitments, Borrower shall pay or prepay, if necessary, on the effective date of any such increase, all outstanding Loans and pay, to the extent applicable, any amounts due under
 Section 3.6. Borrower may then reborrow, if it desires to do so, such Loans from the Banks in accordance with their revised Pro Rata Shares. The
 Bank's Pro Rata Shares of Letter of Credit Usage shall also be deemed adjusted, on the effective of any such increase, so that each Bank's pro rata share thereof is equal to its revised Pro Rata Share.

     2.14 Collateral and Guaranties. All Obligations shall be secured by the Collateral and guarantied by the Guaranty.

     3.1 Taxes. Each payment of any amount payable by Borrower or any Guarantor under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any Applicable Taxes. To the extent that Borrower or any Guarantor is obligated by applicable laws to make any deduction or withholding on account of Applicable Taxes from any amount payable to any Bank or the Issuing Bank under this Agreement, Borrower or such Guarantor promptly notify the Administrative Agent of such fact and shall (a) make such deduction or withholding and pay the same to the relevant Governmental Authority and (b) pay such additional amount directly to that Bank or the Issuing Bank as is necessary to result in that Bank's receiving a net after-
Applicable Tax amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding.

     3.2 Increased Cost. If any Bank or the Issuing Bank determines that any laws have the effect of increasing its cost of agreeing to make or making, funding or participating in, funding or maintaining any Loans or Letters of Credit, then Borrower shall, upon demand by such Bank or the Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank or the Issuing Bank additional amounts sufficient to compensate such Bank for the amount of such increased cost reasonably allocable to Borrower's obligations under this Agreement. If Borrower so notifies the Administrative Agent within five Business Days after any Bank or the Issuing Bank notifies Borrower of any demand for compensation, Borrower may Convert any relevant outstanding Dollar-denominated Loans of such Bank into Base Rate Loans.

     3.3 Capital Adequacy. If any Bank or the Issuing Bank determines that any law regarding capital adequacy, or compliance by such
 Bank or the Issuing Bank (or its Lending Office) or any corporation controlling the Bank or the Issuing Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority not imposed as a result of such Bank's, the Issuing Bank's or such corporation's failure to comply with any other laws, affects or would affect the amount of capital required or expected to be maintained by such Bank, the Issuing Bank, or any corporation controlling such Bank or the Issuing Bank and (taking into consideration such Bank's, the Issuing Bank's or such corporation's policies with respect to capital adequacy and such Bank's or the Issuing Bank's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then upon demand of such Bank or the Issuing Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank or the Issuing Bank, from time to time as specified in good faith by such Bank or the Issuing Bank, additional amounts sufficient to compensate such Bank or the Issuing Bank in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement.

     3.4 Illegality. If any Bank determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Bank to purchase or sell, or to take deposits of, Dollars or the applicable Offshore Currency in the applicable offshore interbank market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by the Bank to Borrower through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Bank (with a copy to the Administrative Agent), prepay or Convert all Dollar
-denominated Offshore Rate Loans of that Bank, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. Each Bank agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank.

     3.5 Inability to Determine Rates. If, in connection with an Request for Extension of Credit, the Administrative Agent determines that
 (a) deposits in Dollars or the applicable Offshore Currency are not being offered to Banks in the applicable offshore interbank market for the applicable amount and Interest Period of the requested Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate (other than the Base Rate) for the Loans requested therein, or (c) such underlying interest rates do not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Loans based upon such affected interest rate shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending Request for Extension of Credit for such type of Loan or, failing that, be deemed to have converted any such Request for Extension of Credit Dollar
-denominated Loans into a request for Base Rate Loans in the amount specified in therein.

     3.6 Breakfunding Costs. Upon Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day in the applicable Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise and including any such action required under this Section 3), or upon the failure of Borrower (for a reason other than the failure of a Bank to make an Loan) to borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount specified in any Request for Extension of Credit, then Borrower shall, upon demand made by any Bank (with a copy to the

 Administrative Agent), reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence thereof, including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

     3.7  Matters Applicable to all Requests for Compensation.
     (a) The Administrative Agent and any Bank, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent or that Bank, under this Section 3 has been determined, concurrently with demand for such payment. The Administrative Agent's or any Bank's determination of any amount payable under this Section 3 shall be conclusive in the absence of manifest error.

     (b)    For purposes of calculating amounts payable under this
 Section 3 any Loans shall be deemed to have been funded at the applicable interest rate set forth in the definition thereof whether or not such Loan was, in fact, so funded.

     (c) All of Borrower's obligations under this Section 3 shall survive termination of the Commitments and payment in full of all
 Obligations.


Section 4. CONDITIONS
     4.1 Initial Loans, Etc. The obligation of each Bank to make the initial Loan to be made by it, or the obligation of the Issuing Bank to issue the initial Letter of Credit (as applicable), is subject to delivery to the Administrative Agent of the following, in form and substance satisfactory to the Administrative Agent (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

     (a) This Agreement duly executed by Borrower, the Banks and the Administrative Agent.

     (b)  The Guaranty duly executed by each Guarantor.

     (c) The Pledge Agreement duly executed by Borrower and the Administrative Agent, together with, within 20 days after the Closing Date, all stock certificates representing any Pledged Securities (as defined in the Pledge Agreement) not already in the possession of the Administrative
 Agent, and signed and undated stock powers for each such certificate.

     (d)  The signed certificate of the President, a Senior Vice
 President, or a Vice President and the Secretary or an Assistant Secretary of Borrower and each Guarantor, dated as of the Closing Date, certifying as to (i) a true and correct copy of resolutions adopted by the Board of Directors of Borrower and such Guarantor authorizing the execution, delivery and performance by Borrower and such Guarantor of this Agreement and all other Loan Documents to which it is a party and (ii) the incumbency and specimen signatures of officers of Borrower and each Guarantor executing and delivering a Loan Document.

     (e) Notes executed by Borrower in favor of each Bank requesting a Note, each in a principal amount equal to that Bank's Pro Rata
 Share.

     (f)  Written opinions, dated the Closing Date, of Dan R.
 Malstrom, counsel for Borrower and each Guarantor and Greenberg & Glusker, special counsel to Borrower and each Guarantor, or of other counsel designated by Borrower (which counsel must be satisfactory to the Banks).

     (g) To the extent not previously delivered to BofA or to the extent there has been any change therein since being so delivered, (i) a true and correct copy of the by-laws of Borrower and such Guarantor as in effect on such date and (ii) a photocopy of the Certificate of Incorporation of Borrower and each Guarantor and each amendment, if any, thereto, certified by the Secretary of Borrower or such Guarantor as being the complete copy of such document as in effect on the date hereof.

     (h) A certificate signed by a Responsible Officer (i) certifying that all representations and warranties of Borrower contained in Section 5 are true and correct, (ii) certifying that Borrower and each Guarantor are in compliance with all the terms and provisions of the Loan Documents to which each is a party, (iii) certifying that, after giving effect to the initial Loan (or initial Letter of Credit, as applicable), no Default or Event of Default exists, and ( iv) setting forth the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Borrower based on the preliminary, unaudited balance shee and income statement of Borrower as of August 31, 1997 for the Fiscal Year then ended.

     (i) Payment to the Administrative Agent such fees as are required to be paid on or prior to the Closing Date pursuant to Section 2.8.

     (j) Payment of Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and BofA).

     (k) Such other evidence as the Administrative Agent or the Banks may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

     Any document required or requested pursuant to this Section 4.1 may be furnished by facsimile transmission provided that original documents (where applicable) are furnished within 5 business days after the facsimile transmission.

     4.2  Conditions of Lending -- All Loans and all Letters of
Credit.  The obligations of each Bank to make any Extension of Credit are subject to the fulfillment of the following conditions precedent:
     (a) On each Borrowing Date, and after giving effect to the Loans to be made or Letters of Credit to be issued on each such Borrowing
 Date, except, in the case where the aggregate principal amount of the Loans being made or Letters of Credit being issued on such Borrowing Date equals or is less than the aggregate principal amount of the Loans maturing or Letters of Credit expiring on such Borrowing Date, (i) there shall exist no Default or Event of Default and (ii) the representations and warranties contained in this Agreement shall be true, correct and complete in all material respects on and as of such date to the extent as though made on and as of such date, except with respect to any representation or warranty which specifically refers to an earlier date;

     (b) All documents required by the provisions of this Agreement to be executed or delivered to the Administrative Agent on or before the applicable Borrowing Date shall have been executed and shall have been delivered to the Administrative Agent on or before such Borrowing Date;

     (c) the Administrative Agent shall have timely received a duly completed Request for Extension of Credit or Letter of Credit Application,
 as applicable, by Requisite Notice by the Requisite Time therefor; and

     (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Banks reasonably may require.


Section 5.  REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to the Administrative Agent and
 the Banks that:    5.1  Due Incorporation; Good Standing.  Borrower is a
Delaware corporation duly organized and existing under the laws of Delaware, and, to the best of Borrower's knowledge, is properly licensed and in good standing in, and where necessary to maintain Borrower's rights and privileges has complied with the fictitious name statute of, every jurisdiction in which Borrower is doing business. Each Guarantor is a duly organized and existing corporation under the laws of the state of its incorporation, and, to the best of Borrower's knowledge, is properly licensed and in good standing in, and where necessary to maintain such Guarantor's rights and privileges has complied with the fictitious name statute of, every jurisdiction in which such Guarantor is doing business.

     5.2 Corporate Power; Authorization. The execution, delivery and performance of this Agreement and each other Loan Document to which Borrower is a party are within Borrower's powers, have been duly authorized, and are not in conflict with the terms of any charter, bylaw or other organization papers of Borrower, or any instrument or agreement to which Borrower is a party or by which Borrower is bound or affected. The execution, delivery and performance of each Loan Document to which each Guarantor is a party are within such Guarantor's powers, have been duly authorized, and are not in conflict with the terms of any charter, bylaw or other organization papers of such Guarantor, or any instrument or agreement to which such Guarantor is a party or by which such Guarantor is bound or affected.

     5.3 Government Action. No approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement or any other Loan Document to which Borrower or a Guarantor is a party, except as may have been obtained and certified copies of which have been delivered to the Administrative Agent.

     5.4 No Legal Bar. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Borrower or any Guarantor, which would be contravened by the execution, delivery, performance or enforcement of this Agreement or any other Loan Document to which Borrower or a Guarantor is a party.

     5.5  Enforceable Obligation.  This Agreement and each other
Loan Document to which Borrower or a Guarantor is a party is a legal, valid and binding agreement of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms, and Loan Document, when executed and delivered, will be similarly legal, valid, binding and enforceable.

     5.6  Ownership of Property; Liens.  Borrower and each
Subsidiary of Borrower has good and marketable title to its properties and assets free and clear of all Liens, except for:
     (a) taxes which have resulted in a Lien but are not yet delinquent; and
     (b)  Liens permitted under Section 7.2;

and the execution, delivery or performance of this Agreement and each other Loan Document to which Borrower or a Guarantor is a party will not result in the creation of any such Lien other than in favor of the Administrative Agent and the Banks.

     Litigation. There are no suits, proceedings, claims or disputes pending or, to the knowledge of Borrower or any Subsidiary of Borrower, threatened against or affecting Borrower or any Subsidiary or its respective properties, the adverse determination of which could affect Borrower's or a Guarantor's financial condition or operations, taken as a whole, or could impair Borrower's or a Guarantor's ability to perform its obligations hereunder or any other Loan Document to which Borrower or a Guarantor is a party.

     5.8 No Default. No event has occurred and is continuing or would result from the incurring of obligations by Borrower or any Guarantor under this Agreement or any other Loan Document to which Borrower or a Guarantor is a party which is a Default, or is, or with the passing of time or giving of notice or both would be, an Event of Default.

     5.9  Significant Subsidiaries.  Borrower has only the
Significant Subsidiaries listed on Schedule 5.9, as amended from time to time pursuant to Section 6.9.

     5.10 Ownership of Stock. The Principal Stockholders own directly or as trustees under trusts established for the benefit of themselves and/or members of their immediate families, in the aggregate at least 20% of the capital stock of Borrower and control at least 50% of the total voting rights accruing under the capital stock of Borrower; provided, that, for purposes of determining compliance with this covenant, each of the Principal Stockholders shall be deemed to own shares registered in his name (unless he has delegated or otherwise transferred or assigned voting rights in such shares) notwithstanding that an existing spouse may be deemed to have rights in such shares under applicable community property laws.

     5.11 No Conflicting Agreements.  Neither Borrower nor any
 Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could have a material adverse effect on the business or operations of Borrower and its Subsidiaries, taken as a whole, or could impair Borrower's or a Guarantor's ability to perform its obligations hereunder or under any Loan Document to which Borrower or any Guarantor is a party. No provision of (i) the articles of incorporation, charter, bylaws, preferred stock or any shareholder agreement of Borrower or any Subsidiary, (ii) any existing mortgage or indenture, (iii) any other contract or agreement (which is, individually or in the aggregate, material to the consolidated financial condition, business or operations of Borrower and its Subsidiaries), (iv) any statute
 (including, without limitation, any applicable usury or similar law), rule or regulation, and (v) any judgment, decree or order (which is, individually or in the aggregate, material to the consolidated financial condition, business or operations of Borrower and its Subsidiaries), in either case binding on Borrower or any Subsidiary or affecting the Property of Borrower or any Subsidiary; conflicts with, or requires any consent under, or would in any way prevent the execution, delivery or carrying out of the terms of this Agreement or any other Loan Document, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of
Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract or agreement (other than any right to setoff or banker's lien or attachment that the Banks may have under applicable law).

     5.12 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it, and no tax liens have been filed and no claims are being asserted with respect to such taxes which are required by Generally Accepted Accounting Principles to be reflected in the financial statements of Borrower and are not so reflected therein. The charges, accruals and reserves on the books of
Borrower and each Subsidiary with respect to all federal, state, local and other taxes are considered by the management of Borrower to be adequate, and Borrower knows of no unpaid assessment which is due and payable against Borrower or any Subsidiary, except (a) those not yet delinquent, (b) those not substantial in aggregate amount, (c) such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, or (d) those involving foreign taxes and assessments which are involved in a good faith dispute with respect to tax or other matters.

     5.13 Financial Statements. Borrower has heretofore delivered to the Administrative Agent copies of (a) the preliminary unaudited balance sheet and income statement of Borrower as of August 31, 1997 for the Fiscal Year then ended and (b) the unaudited consolidated balance sheet of Borrower as of May 31, 1997 for the three Fiscal Quarters then ended, and the related consolidated statements of operations, shareholder's equity and changes in cash flows for periods covered thereby (such statements being sometimes referred to herein as the "Financial Statements"). Both Financial Statements fairly present the consolidated financial condition and the consolidated results of operations of Borrower as of the date and for the periods indicated therein, and the Financial Statements have been prepared in conformity with Generally Accepted Accounting Principles (except as disclosed in the notes thereto). As of the Closing Date, except (i) as reflected in the Financial Statements or in the footnotes thereto, or
 (ii) as otherwise disclosed in writing to the Administrative Agent and the Banks prior to the date hereof, neither Borrower nor any Subsidiary has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which is material to Borrower and the Subsidiaries on a consolidated basis and which, in accordance with Generally Accepted Accounting Principles consistently applied, should have been recorded or disclosed in such Financial Statements and were not, other than those incurred in the ordinary course of their respective businesses since the date of such Financial Statements. Since May 31, 1997 Borrower and each Subsidiary has conducted its business only in the ordinary course, and there has been no adverse change in the financial condition of Borrower and its Subsidiaries taken as a whole which is material to Borrower and its Subsidiaries on a consolidated basis, except in each case as disclosed in writing to the Administrative Agent prior to the Closing Date.

     5.14 Compliance with Applicable Laws. Neither Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could have a material adverse effect on the financial condition, operations or Property of Borrower and its Subsidiaries, taken as a whole, or could impair Borrower's or a Guarantor's ability to perform its obligations hereunder or under any other Loan Document to which Borrower or any Guarantor is a party. Borrower and each Subsidiary is complying in all material respects with all applicable statutes and regulations, including ERISA and applicable occupational, safety and health and other labor laws, of all Governmental Bodies, a violation of which could have a material adverse effect on the financial condition, operations or Property of Borrower and its Subsidiaries, taken as a whole, or could impair Borrower's or a Guarantor's ability to perform its obligations hereunder or any other Loan Document to which Borrower or any Guarantor is a party.

     5.15 Governmental Regulations.  Neither Borrower nor any
 Subsidiary is subject to any statute or regulation which regulates the incurring by Borrower of indebtedness for borrowed money, except for applicable usury laws.

     5.16 Property. Borrower and each Subsidiary has good and valid title to, or good and valid leasehold interests in, all of its
Property, title to (or leasehold interest in) which is material to Borrower and its Subsidiaries taken as a whole, subject to no Liens, except such thereof as are not prohibited by the terms of this Agreement.

     5.17 Federal Reserve Regulations. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U, or X of said Board, as amended.

     5.18 No Misrepresentation. No representation or warranty contained herein or in any document to be executed and delivered in connection herewith and no certificate or report furnished or to be furnished by Borrower or any Subsidiary in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained

 (taken as a whole) not misleading in the light of the circumstances under which made.

     5.19 Plans. From and after the Closing Date, each Plan established, maintained or participated in by Borrower and each Subsidiary shall be in material compliance with the applicable provisions of ERISA and the Code, and Borrower and each Subsidiary shall file all material reports required to be filed by ERISA and the Code with respect to any Plan. Borrower and each Subsidiary shall meet all material requirements imposed by ERISA and the Code with respect to the funding of all Plans. Since the effective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Plan to be terminated by the PBGC under circumstances which would cause Borrower to incur a material liability under Title IV of ERISA. Since the effective date of ERISA, no Reportable Event has occurred with respect to any Plan and no Plan has been terminated in whole or in part, other than the Plan established by Todd-AO Studios East, Inc. and its predecessor, Trans/Audio, Inc., that was terminated at the time of acquisition of such company by Borrower. No withdrawals from any Plans have occurred which could subject Borrower or any of its Subsidiaries to any material liability.

     5.20 Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.
     5.21 Public Utility Holding Company Act. Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.22 Security Interests. Upon the execution and delivery of the Pledge Agreement, the Pledge Agreement will create a valid first priority security interest in the Pledged Collateral and upon delivery of the Pledged Collateral to the Administrative Agent (or its designee) all action necessary to perfect the security interest so created has been taken and completed.

Section 6  AFFIRMATIVE COVENANTS
      Borrower covenants and agrees that so long as the Commitments shall remain available, and until the full and final payment of all indebtedness incurred hereunder, it will, and will cause each of its Subsidiaries to, unless the Requisite Banks waive compliance in writing:

     6.1  Financial and Other Information.  Deliver to the
 Administrative Agent:
     (a) As soon as available but no later than 60 days after the end of each of the first three fiscal quarters of Borrower the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the unaudited consolidated statement of income and retained earnings and of changes in cash flow of Borrower and its Subsidiaries for such fiscal quarter and that portion of the fiscal year ending with such quarter, certified by a Responsible Officer of Borrower as being prepared in accordance with Generally Accepted Accounting
 Principles and complete and correct and fairly presenting the financial condition and results of operations of Borrower and its Subsidiaries;

     (b) as soon as available but no later than 120 days after the end of each of its fiscal years, a complete copy of an audit report of Borrower and its Subsidiaries which shall include at least the consolidated balance sheet of Borrower and its Subsidiaries as of the close of such year, and the consolidated statement of income and retained earnings and of changes in cash flows of Borrower for such year, prepared in accordance with Generally Accepted Accounting Principles and fairly presenting Borrower's financial position and results of operations, certified by Deloitte-Touche, or other independent public accounting firm of recognized national standing selected by Borrower and satisfactory to the Administrative Agent and the Requisite Banks. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of Borrower's records;

     6.2 Certificates, Notices and Other Information. Deliver to the Administrative Agent in form and detail satisfactory to the Agent and the Requisite Banks, with sufficient copies for each Bank:
     (a) Concurrently with the financial statements required pursuant to Sections 6.1(a) and 6.1(b), a Compliance Certificate signed by a Responsible Officer; and

     (b) such other statements, lists of property and accounts, budgets, forecasts or reports as the Administrative Agent may reasonably request.

     6.3 Prompt Notice. Immediately give written notice to the Administrative Agent of:

     (a) all litigation affecting Borrower or any of its Subsidiaries as a defendant and where the amount claimed in a single litigation action is in excess of $500,000 or when the aggregate amount claimed in all litigation actions is in excess of $1,000,000;

     (b) any substantial dispute which may exist between Borrower and any Governmental Authority;

     (c) any proposal by any public authority to acquire the assets or business of Borrower or to compete with Borrower;


     (d)  any Event of Default or Default; and

     (e) any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations or impairment in Borrower's or a Guarantor's ability to perform its obligations hereunder or any other Loan Document to which Borrower or any Guarantor is a party.

     6.4 Maintain Existence. Except as permitted by Section 7.3, maintain and preserve its existence and all rights, privileges and franchises now enjoyed, and keep all its properties in good working order and condition.

     6.5 Payment of Obligations. Pay all obligations, including tax claims, when due, except such as may be contested in good faith by appropriate proceedings and Borrower has established reserves on its books which are reasonable and adequate.

     6.6 Compliance With Legal Requirements. At all times comply with all laws, rules, regulations, orders and directions of any Governmental Authority having jurisdiction over it or its business.

     6.7 Insurance. Maintain and keep in force on all of its property such insurance as is normal for the industry in which Borrower conducts its business and is satisfactory to the Requisite Banks as to amount, nature and carrier covering fire damage (including use and occupancy), public liability, product liability, property damage and workers' compensation, and deliver to the Administrative Agent upon request a schedule certified to be correct by a Responsible Officer of Borrower setting forth all insurance in force as of the date of such schedule.

     6.8 Books and Records. Maintain adequate books, accounts and records in accordance with Generally Accepted Accounting Principles, and permit employees or agents of the Administrative Agent at any reasonable time and as often as may reasonably be desired to inspect its properties, and to examine or audit its books, accounts and records and make copies and memoranda thereof and to discuss the business, operations, properties and financial and other conditions of Borrower and its Subsidiaries with officers of Borrower.

     6.9 Future Significant Subsidiaries; Pledges of Stock. Cause any of present or future Significant Subsidiaries (other than Non-Recourse Joint Ventures) (as soon as any such future Significant Subsidiary becomes a Significant Subsidiary of Borrower) that is not a Guarantor to (a) execute and deliver to the Administrative Agent a continuing guaranty in form and substance satisfactory to the Administrative Agent, together with documentation of the type set forth in Sections 4.1(d), 4.3(g) and 4.3(h) as to such Significant Subsidiary, or (b) if pre-existing Indebtedness of any new Significant Subsidiary prohibits such a guaranty, such a guaranty given by a foreign Significant Subsidiary would be taxable, Borrower will instead pledge all its equity interests in such new Significant Subsidiary (or as much as it can without such pledge being taxable) pursuant to the Pledge Agreement or a supplement thereto, together with delivery of the Pledged Collateral accompanied by appropriate stock powers endorsed in blank. Borrower shall notify the Administrative Agent of the creation or acquisition of any new Significant Subsidiary, and Schedule 5.9 shall be deemed amended by the addition of such new Subsidiary (whether or the Administrative Agent distributes a reviewed Schedule 5.9).

     6.10 Use of Proceeds. Use the proceeds of the Loans for general working capital and general corporate purposes and acquisitions.

     6.11 Exchange of Convertible Subordinated Notes. Not later than November 20, 1997, Borrower shall cause the holders of the Convertible Subordinated Notes having an aggregate principal amount not exceeding $9,239,071 to be exchanged for Convertible Subordinated Notes having an aggregate principal amount not exceeding $8,400,000.

Section 7 NEGATIVE COVENANTS
     Borrower covenants and agrees that, so long as the Commitments shall remain available, and until full and final payment of all indebtedness incurred hereunder, without the prior written consent of the Requisite Banks, it will not, and will not permit any Subsidiary to:
     7.1 Limitation On Indebtedness. Incur or suffer to exist any indebtedness for borrowed money, or become liable as a surety, guarantor, accommodation endorser, or otherwise for or upon the obligation of any other person, firm or corporation; except for:

     (a) the acquisition of goods, supplies or merchandise on normal trade credit;

     (b) Indebtedness incurred on or before the Closing Date listed on Schedule 7.1 and any extension, renewal, refunding and refinancing thereof; provided that after giving effect to such extension, renewal, refunding or refinancing the principal amount thereof is not increased;

     (c) Indebtedness of Non-Recourse Joint Ventures not exceeding, together with Investments permitted under Section 7.5(b), $50,000,000 in the aggregate at any time outstanding;

     (d) Indebtedness consisting of Capital Leases and related to Synthetic Leases not exceeding $25,000,000 in the aggregate outstanding at any time;

     (e) intercompany obligations of Borrower or any Guarantor otherwise permitted hereunder;

     (f)  the Convertible Subordinated Notes; and

     (g) other Indebtedness, including purchase-money financing, not exceeding $10,000,000 in the aggregate outstanding at any time.

     7.2 Limitation On Liens. Create, assume or suffer to exist any Lien on or of any of its property, real or personal, whether now owned or hereafter acquired, except for:

     (a) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof;
     (b) Liens securing Indebtedness permitted by Section 7.1(c);
 provided such Liens are on and limited to the assets of the joint venture incurring such Indebtedness;

     (c) Liens securing Indebtedness permitted by Section 7.1(g);
 provided such Liens are on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness;

     (d) Liens in connection with Capital Leases permitted by Section 7.1(d); provided such Liens are on and limited to the assets of the subject of such Capital Leases; and

     (e)  Liens in connection with equipment leases not exceeding
 $250,000 in the aggregate at any time which were assumed in connection with the Hollywood Digital Acquisition, and any extension, renewal, refunding and refinancing thereof; provided that after giving effect to such extension, renewal, refunding or refinancing the principal amount thereof is not increased.

     7.3 Liquidation, Merger, etc. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination, or sell, lease or dispose of its business or assets as a whole or such as in the opinion of the Requisite Banks constitute a substantial portion thereof except:
(a) mergers and consolidations of a Subsidiary of Borrower into Borrower or a Subsidiary (with Borrower or its Subsidiary as the surviving entity) or of Borrower or Subsidiaries of Borrower with each other, provided that Borrower and each of such Subsidiaries have executed such amendments to the Loan Documents as the Administrative Agent may reasonably determine are appropriate as a result of such merger; and

     (b) a merger or consolidation of Borrower or any Subsidiary with any other Person, provided that (i) either (A) Borrower or its Subsidiary is the surviving entity, or (B) the surviving entity is a corporation organized under the laws of a State of the United States of America or the District of Columbia and, as of the date of such merger or consolidation, expressly assumes, by an appropriate instrument, the Obligations of Borrower or its Subsidiary, as the case may be, and (ii) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom.

     7.4 Disposition of Assets. Dispose, nor permit any of its Subsidiaries to dispose, of any of its assets or enter into any sale and leaseback agreement covering any of its fixed or capital assets; except that Borrower and its Subsidiaries may dispose of assets no longer used or useful in the business of Borrower or such Subsidiary, if the net book value of such asset is not in excess of $2,000,000.

     7.5 Limitation on Investments. Make any Investments, except: (a) Investments in cash, cash equivalents and marketable securities (as defined in accordance with Generally Accepted Accounting Principles); provided that the aggregate value of all marketable securities not rated at least investment grade by a rating agency of national standing shall not at any time exceed one-third of the total value of all such cash, cash equivalents and marketable securities;

     (b) Investments in foreign joint ventures located in the United Kingdom, Spain, France or Germany engaged in businesses providing post production services for film, television, transmission and related media, provided, that Borrower's and its Subsidiaries' share of such investments, together with Indebtedness permitted under Section 7.1(c), shall not exceed $50,000,000 in the aggregate at any time outstanding valued at cost;

     (c)  Investments in other Persons not exceeding  $10,000,000 in the aggregate at any time outstanding;

     (d) Investments in or loans to Guarantors that are 100% owned directly or indirectly by Borrower; and

     (e) loans to officers of Borrower not exceeding $150,000 in the aggregate outstanding at any time;

provided that in all cases (i) no Default or Event of Default has occurred under this Agreement or will occur after giving effect to any such acquisition, (ii) any rights to repayment of any loans are pledged to the Administrative Agent and the Banks on terms and conditions satisfactory to Administrative Agent and the Banks, and (iii) Borrower shall not cause, permit or suffer any restrictions on dividends, distributions or other upstreaming of money to Borrower by any Subsidiary now owned or hereafter acquired by Borrower.

     7.6  Limitation on Acquisitions.  Make any Acquisition unless
 (a) prior to completing such Acquisition, Borrower delivers to the Administrative Agent a Compliance Certificate demonstrating that, after giving effect to such Acquisition, Borrower would be in compliance with Sections 7.10, 7.11 and 7.12 on a pro forma basis and (b) no Default or Event of Default has occurring or is continuing or would result from such Acquisition.
     7.7 Contracts. Enter into, or permit any of its Subsidiaries to enter into, any contracts, leases, indentures, or other agreements except in the ordinary course of its business as presently conducted, except for Acquisitions and Investments permitted by Section 7.5(c).

     7.8 Business Activities. Engage in, or permit any of its Subsidiaries to engage in, any business activities or operations substantially different from or unrelated to businesses providing post production and transmission services for film, television and related media, except for Investments permitted by Section 7.5(c).

     7.9 Compliance with ERISA. (a) Terminate, within the meaning of Title IV of ERISA, any Plan so as to result in any material liability to the PBGC, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended)
 involving any Plan that would result in material liability for an excise tax or civil penalty in connection therewith, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (d) allow or suffer to exist any event or condition, which could have a material adverse effect on Borrower and its Subsidiaries, taken as a whole, or could impair Borrower's or a Guarantor's ability to perform its obligations hereunder or any other Loan Document to which Borrower or any Guarantor is a party.

     7.10 Minimum Tangible Net Worth.  Permit Tangible Net
 Worth at any time to be less than the sum of (a) $25,000,000 plus (b) 50% of Borrower's consolidated net income for each fiscal quarter (without deduction for any net loss) commencing with the Fiscal Quarter ending subsequent to May 31, 1997, plus (c) 100% of the net proceeds received by Borrower or any of its Subsidiaries from the issuance of equity by Borrower or any Subsidiary.
     7.11 Fixed Charge Coverage Ratio.  Permit at any time the
 Fixed Charge Coverage Ratio to be less than 1.25 to 1.00.
     7.12 Leverage Ratio. Permit at any time the Leverage Ratio to exceed 3.00 to 1.00.
     7.13 No Restrictions on Upstreaming Cash from Significant
 Subsidiaries. Permit any restrictions on any Significant Subsidiary directly or indirectly upstreaming cash to Borrower.

Section 8 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

     8.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:
     (a) Borrower or any Guarantor shall fail to pay, any principal when due, whether at maturity, on demand, upon acceleration or otherwise;

 or (b) Borrower or any Guarantor shall fail to pay, when due, any amount of interest, fees, expenses, indemnity payments or any other amount payable by Borrower or any Guarantor to the Administrative Agent or any Bank under this Agreement within 10 days of the date when such amounts are due, whether at maturity, on a specified date, on demand, upon acceleration or otherwise; or

     (c)  Any representation or warranty hereunder or any other
 Loan Document or in connection with any transaction contemplated hereby or in any financial statement furnished to the Administrative Agent shall prove to have been false or misleading in any material respect when made or when deemed to have been made; or

     (d) Borrower shall breach or default under Section 4.1(c), 6.11, 7.10, 7.11 or 7.12; or

     (e) Borrower or any Guarantor shall breach, or default under, any other term, condition, provision or covenant contained in this Agreement or any other Loan Document and such breach or default is not remedied to the Requisite Bank's satisfaction within 30 days after the occurrence thereof; or

     (f) Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days; or

     (g) All, or such as in the opinion of the Requisite Banks constitutes substantially all, of the property of Borrower or any Guarantor shall be condemned, seized or appropriated; or

     (h) Any breach or default shall occur under any other agreement or agreements involving the borrowing of money or the extension of credit where the principal amount outstanding under such agreement or agreements is in the amount of $100,000 or more, and under which Borrower or any Subsidiary may be obligated as borrower or guarantor, if such default consists of the failure to pay any indebtedness when due or if such default permits or causes (or upon a lapse of time or notice or both would permit or cause) the acceleration of any indebtedness or the termination of any commitment to lend; or

     (i) The Principal Stockholders shall cease to own, either directly or as trustees under trusts established for the benefit of themselves and/or members of their immediate families, in the aggregate at least 20% of the capital stock of Borrower or the voting rights accruing under the shares issued by Borrower shall cease to be 50% controlled by the Principal Stockholders, either directly or as trustees under trusts established for the benefit of themselves and/or members of their immediate families; provided, that for purposes of determining whether an

 Event of Default has occurred under this Section 8.1(i), each Principal Stockholder shall be deemed to own shares registered in his name (unless he has delegated or otherwise transferred or assigned voting rights in such shares) notwithstanding that an existing spouse may be deemed to have rights in such shares under applicable community property laws; provided, further, that no Event of Default shall be deemed to have occurred by virtue of the death of any Principal Stockholder; or

     (j) The occurrence of (i) a Reportable Event with respect to, or the institution of proceedings to have a trustee appointed to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is likely to result in the termination of such Plan and such termination could have a material adverse effect upon the business operations, assets or financial condition of Borrower and its Subsidiaries, taken as a whole, or could impair Borrower's or a Guarantor's ability to perform its obligations hereunder or under any other Loan Document to which Borrower or any Guarantor is a party, and the continuance of the same unremedied for 30 Business Days after notice of such Reportable
 Event pursuant to Section 4043 of ERISA is given or such proceedings are instituted, as the case may be or (ii) provided, however, that such event shall automatically be deemed to have a materially adverse effect upon Borrower and its Subsidiaries, taken as a whole, or could impair Borrower's or a Guarantor's ability to perform its obligations hereunder or under any other Loan Document to which Borrower or any Guarantor is a party, if a "prohibited transaction" described in Section 406 of ERISA or 4975(c) of the Internal Revenue Code of 1986, as amended, or a notice of intention to terminate a Plan under Section 4041 of ERISA shall have been filed; or a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate such Plan or appoint a trustee to administer such Plan; or Borrower or any Subsidiary shall withdraw from a Plan; or a trustee will be appointed by a United States District Court to administer any Plan with vested unfunded liabilities; or

     (k) The occurrence of any event which Requisite Banks believes could have a material adverse effect upon Borrower and its Subsidiaries, taken as a whole, or could impair Borrower's or a Guarantor's ability to perform its obligations hereunder or under any other Loan Document to which Borrower or any Guarantor is a party; or

     (l) Borrower or any Guarantor defaults under any term, covenant or agreement in the Guaranty or the Pledge Agreement; or the Guaranty or the Pledge Agreement is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect in accordance with its terms, or Borrower or any Guarantor contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

     8.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Banks provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable law, or in equity, or otherwise:
     (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.1(f):
          (i) the Commitments and all other obligations of the Administrative Agent or the Banks and all rights of Borrower and any Guarantor under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Banks or the Requisite Banks, as required hereunder, may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Banks or Requisite Banks, as the case may be, to reinstate the Commitments and make further Extensions of Credit, which waiver or determination shall apply equally to, and shall be binding upon, all the Banks;

          (ii) the Issuing Bank may, with the approval of the Administrative Agent on behalf of the Requisite Banks, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Bank in an interest bearing cash collateral account as collateral hereunder; and

          (iii) the Requisite Banks may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

     (b)  Upon the occurrence of any Event of Default described in
 Section 8.1(f):

          (i) the Commitments and all other obligations of the Administrative Agent or the Banks and all rights of Borrower and any Guarantor under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all the Banks may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitments and make further Extensions of Credit, which determination shall apply equally to, and shall be binding upon, all the Banks;

          (ii) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Bank without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

          (iii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

     (c) Upon the occurrence of any Event of Default, the Banks and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Banks) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any Guarantor and such other rights and remedies as are provided by law or equity.

     (d) The order and manner in which the Banks' rights and remedies are to be exercised shall be determined by the Requisite Banks in their sole discretion, and all payments received by the Administrative Agent and the Banks, or any of them, shall be applied first to Attorney Costs incurred by the Administrative Agent or any Bank, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate
 Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Banks under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or at laws or in equity.


     Section 9
     THE ADMINISTRATIVE AGENT
     9.1  Appointment and Authorization; Administrative Agent.  (a)
Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
  Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative
 Agent may agree at the request of the Requisite Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 9
, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.3 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related
 Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

     9.4  Reliance by Administrative Agent.  (a) The Administrative
 Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan
 Document unless it shall first receive such advice or concurrence of the Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Requisite Banks in accordance with Section 8; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.6 Credit Decision. Each Bank acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each
 Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any of the Administrative Agent-Related Persons.

     9.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     9.8 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent or the Issuing Bank.

     9.9 Successor Administrative Agent. The Administrative Agent may, and at the request of the Requisite Banks shall, resign as
 Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Requisite Banks shall appoint from among the Banks a successor administrative agent for the Banks which successor administrative agent shall be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.3 and 10.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, the Administrative Agent shall continue to hold any Collateral in its possession and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the

Requisite Banks appoint a successor agent as provided for above.
 Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Requisite Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     9.10 Proportionate Interest in any Collateral.  The
Administrative Agent, on behalf of all the Banks, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Banks' rights to reimbursement for their costs and expenses hereunder (including Attorney Costs incurred by the Administrative Agent or a Bank) and subject to the application of payments in accordance with
 Section 2), each Bank shall have an interest in the Banks' interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks.

     9.11 Foreclosure on Collateral. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Banks in accordance with their Pro Rata Share and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities.


Section 10
MISCELLANEOUS
     10.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative Agent and the Banks provided herein or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by laws or equity. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Section 9 are inserted for the sole benefit of the Administrative Agent and the Banks; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's or the Banks' rights to assert them in whole or in part in respect of any other Loan.

     10.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any Guarantor therefrom, may in any event be effective unless in writing signed by the Requisite Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a party, signed by Borrower and, in the case of any amendment, modification or supplement to Section 9, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

     (a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any
 Loan, or the amount of the Commitment or the Pro Rata Share of any Bank (except as contemplated by Section 2.13) or the amount of any commitment fee payable to any Bank, or any other fee or amount payable to any Bank under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

     (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Loan or any installment of any commitment fee, or to extend the term of the Commitment, or to release the Guaranty;

     (c)  To amend the provisions of the definition of "Requisite
 Banks", Sections 4 or 9 or this Section;

     (d) To release any material portion of the Collateral (except as otherwise expressly provided in any Loan Document); or

     (e) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Banks and the Administrative Agent.

     10.3 Attorney Costs, Expenses and Taxes. Borrower shall pay within five Business Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents (subject to any limitations set forth in a letter agreement between Borrower and the Arranger entered into prior to the Closing Date) and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Banks in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and Attorney Costs incurred by the Agent or any Bank, and independent public accountants and other outside experts retained by the Administrative Agent or any Bank, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Bank in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include the administrative costs of the Administrative Agent reasonably attributable to the administration of this Agreement and the other Loan Documents.
 Borrower shall pay any and all Applicable Taxes and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Administrative Agent and the

 Banks from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of Borrower or any Guarantor to perform any of its Obligations. Any amount payable to the Administrative Agent or any Bank under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate.

     10.4 Nature of Banks' Obligations.  The obligations of the
 Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Bank's obligation to make any Loan pursuant hereto is several and not joint or joint and several, and in the case of the initial Loan only is conditioned upon the performance by all other Banks of their obligations to make initial Loans. A default by any Bank will not increase the Pro Rata Share attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Banks to assume the obligations of a Bank in default or to obtain another Bank, reasonably satisfactory to Borrower, to replace such a Bank in default.

     10.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Borrower Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of any Notes, and have been or will be relied upon by the Administrative Agent and each Bank, notwithstanding any investigation made by the Administrative Agent or any Bank or on their behalf.

     10.6 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for therein shall be given by Requisite Notice and shall be effective as follows:

                       Effective on earlier of
     Mode of Delivery  actual receipt and:

     Courier                 On scheduled delivery date

     Facsimile         When transmission complete

     Mail              Fourth Business Day after
                       deposit in U.S. mail

     Personal delivery       When received

     Telephone         When answered

provided, however, that notice to the Administrative Agent pursuant to
 Section 2 or 9 shall not be effective until actually received by the Administrative Agent. The Administrative Agent and any Bank shall be entitled to rely and act on any notice purportedly given by or on behalf of Borrower or a Guarantor even if such notice (i) was not made in a manner specified herein, (ii) was incomplete, (iii) was not preceded or followed by any other notice specified herein, or (iv) the terms of such notice as understood by the recipient varied from any subsequent related notice provided for herein. Borrower shall indemnify the Administrative Agent and any Bank from any loss, cost, expense or liability as a result of relying on any notice permitted herein.

     10.7 Execution of Loan Documents.  Unless the Administrative
 Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan
 Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     10.8 Binding Effect; Assignment.

     (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Banks, and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Loans with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Loans must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

     (b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share; provided that (i) such assignment, if not to a Bank or an Affiliate of the assigning Bank, shall be consented to by Borrower at all times other than during the existence of an Event of Default and the Administrative Agent (which approval of Borrower shall not be unreasonably withheld or delayed), (ii) a copy of a Notice of Assignment and Acceptance shall be delivered to the Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a Pro Rata Share equivalent to less than the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by the Administrative Agent of such Notice Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement.
  Borrower agrees that they shall execute and deliver upon request (against delivery by the assigning Bank to Borrower of any Note) to such assignee Bank, one or more Notes evidencing that assignee Bank's Pro Rata Share, and to the assigning Bank if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

     (c) By executing and delivering a Notice of Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

     (d) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $2,500 from such Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Banks a revised Schedule 10.6 giving effect thereto.

     (e) Each Bank may from time to time grant participations to one or more banks or other financial institutions (including another Bank) in a portion of its Pro Rata Share; provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation) and Section 10.9 (subject to Section 10.10),
 (iv) Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitment or in the granting Bank's Pro Rata Share, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduce the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant or (C) reduce the amount of any installment of principal owing to such participant.

     10.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent or any Bank but in each case only with the consent of the Requisite Banks) may exercise its rights under
 Section 9 of the Uniform Commercial Code and other applicable laws and, to the extent permitted by applicable laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

     10.10 Sharing of Setoffs. Each Bank severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in payment of the Obligations held by that Bank, then, subject to applicable laws: (a) the Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consent to the foregoing arrangements and agree that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

     10.11 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless the Administrative Agent and each Bank and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for Bank Taxes) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of their officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Banks under this Agreement; (b) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) above; and (c) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

     10.12 Nonliability of the Banks. Borrower acknowledges and agrees that:
     (a) Any inspections of any Property of Borrower made by or through the Administrative Agent or the Banks are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

     (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Banks pursuant to the Loan Documents, neither the Administrative Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Banks;

     (c)  The relationship between Borrower and the Administrative
 Agent and the Banks is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Banks shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates;
neither the Administrative Agent nor the Banks undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Banks in connection with such matters is solely for the protection of the Administrative Agent and the Banks and neither Borrower nor any other Person is entitled to rely thereon; and

     (d) The Administrative Agent and the Banks shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnify and hold the Administrative
 Agent and the Banks harmless from any such loss, damage, liability or claim.

     10.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Banks in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent and the Banks, and the Administrative Agent's and the Banks' successors and assigns. Except as provided in Sections 10.8 and 10.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

     10.14 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to the Banks or the Administrative Agent, do, execute and deliver such further acts and documents as any Bank or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Banks or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     10.15 Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.16 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Bank not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Bank's right to require full payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

     10.17 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local laws of California.

     10.18 Severability of Provisions.  Any provision in any Loan
 Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
     10.19 Headings.  Section headings in this Agreement and the other

 Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.
     10.20 Time of the Essence.  Time is of the essence of the Loan
 Documents.
     10.21 Foreign Banks and Participants. Each Bank, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Administrative Agent, within 20 days after the Closing Date (or after accepting an assignment or receiving a participation interest herein) two duly signed completed copies of either Form 1001 (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person.
  Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of the Administrative Agent.
  The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     10.22     Amendment and Restatement of Existing Credit
 Agreement.

          (a) This Agreement amends and restates the Existing Credit Agreement. Loans and letters of credit outstanding under the Existing Credit Agreement shall be deemed to continue as Loans and Letters of Credit outstanding hereunder.

          (b)  BofA hereby sells, effective as of the Closing
 Date, a portion of its Obligations outstanding under the Existing Agreement (but excluding the BofA Tranche Loan) sufficient to result in all Banks having outstanding Obligations equal to their Pro Rata Shares. Each other Bank hereby purchases and assumes from BofA, without recourse, such portion of BofA's Obligations. BofA represents and warrants to each New

 Lender that it is the legal and beneficial owner of the Obligations sold hereunder and that such obligations are free and clear of any adverse claim. Other than as provided above, BofA does not make any representation or warranty or assume any responsibility with respect to the Existing Credit Agreement or any other instrument or document furnished pursuant thereto, the financial condition of Borrower, or the performance or observance by the Borrower thereunder or hereunder.

          (c) In order to facilitate the foregoing assignments, Borrower shall pay or prepay all Loans outstanding under the Existing Credit Agreement on the Closing Date (except the BofA Tranche Loan) and pay, to the extent applicable, any amounts due under Section 3.6. Borrower shall concurrently reborrow, if it desires to do so, the amount so paid or prepaid as Loans hereunder from the Banks in accordance with their Pro
 Rata Shares.

     10.23 Removal of a Bank; Reduction in Commitments. Under any circumstances set forth in this Agreement providing that Borrower shall have the right to remove a Bank as a party to this Agreement, such Bank shall, upon notice from Borrower, execute and deliver a Notice of Assignment and Acceptance covering that Bank's Pro Rata Share of the Commitments in favor of such Eligible Assignee as Borrower may designate, subject to (a) payment in full by such Eligible Assignee of all principal, interest and fees owing to such Bank through the date of assignment and (b) delivery by such Eligible Assignee of such appropriate assurances and indemnities (which may include letters of credit) as such Bank may reasonably require with respect to its participation interest in any Letters of Credit then outstanding. Alternatively, Borrower may reduce the Commitments (and, for this purpose, the Minimum Amounts for Commitment reductions shall not apply) by an amount equal to that Bank's Pro Rata Share of the Commitments, pay and provide to such Bank the amounts, assurances and indemnities described in (a) and (b) above and release such Bank from its Pro Rata Share of the Commitments.

     10.24 Waiver of Right to Trial by Jury.  EACH PARTY TO THIS
 AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO
 TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF
 ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY
 WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE
 DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH
 RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS
 RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING
 OR HEREAFTER ARISING, AND WHETHER SOUNDING IN
 CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY
 HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM,
 DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY
 COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO
 THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A
 COPY OF THIS SECTION WITH ANY COURT AS WRITTEN
 EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO
 THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.25 Purported Oral Amendments.  BORROWER EXPRESSLY
ACKNOWLEDGE THAT THIS AGREEMENT AND THE OTHER LOAN
 DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE
 PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED,
 BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH

 SECTION 10.2. BORROWER AGREES THAT THEY WILL NOT RELY
 ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR
 ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF
 THE Administrative Agent OR ANY BANK THAT DOES NOT COMPLY
 WITH SECTION 10.2 TO EFFECT AN AMENDMENT,
 MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT
 OR THE OTHER LOAN DOCUMENTS.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


     THE TODD-AO CORPORATION,
     a Delaware corporation


     By:
             W.R. Strickley
           Senior Vice President and
            Chief Financial Officer


     BANK OF AMERICA NATIONAL TRUST
     AND SAVINGS ASSOCIATION, as Administrative Agent


     By:
                Janice Hammond
               Vice President


     BANK OF AMERICA NATIONAL TRUST
     AND SAVINGS ASSOCIATION, as Issuing Bank and a Bank


     By:
               Matthew Koenig
               Vice President


     UNION BANK OF CALIFORNIA, N.A.


     By:
     Name:
     Title:


     SOCIETE GENERALE


     By:
     Name:
(Signatures continue)    Title:

     SANWA BANK CALIFORNIA


     By:
     Name:
     Title:

     EXHIBIT A


     REQUEST FOR EXTENSION OF CREDIT



     Date:


To:  Bank of America National Trust and
     Savings Association, as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain First Amended and Restated
Credit Agreement dated as of October 20, 1997 among  The Todd-AO
 Corporation, a Delaware corporation (the "Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

     The undersigned hereby requests (select one):

           A Borrowing of Loans

           A Conversion or Continuation of Loans

     1.   On                     ,

     2.   In the amount of                         .
                      [currency and amount of Loan
requested]

     3.   Comprised of                       .
                        [type of Loan requested]

     4.   If applicable: with an Interest Period of         months/days.

     The foregoing request complies with the requirements of Section
2.1 of the Agreement. If the aggregate principal amount of the Loans being requested or Letters of Credit being requested to be issued is more than the aggregate principal amount of the Loans maturing or Letters of Credit expiring on the Borrowing Date, the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

          (a) no Default or Event of Default exists; and

          (b the representations and warranties contained in this Agreement are true, correct and complete in all material respects on and as of such date to the extent as though made on and as of such date, except with respect to any representation or warranty which specifically refers to an earlier date.


                         THE TODD-AO CORPORATION



                         By:

                         Title:


     EXHIBIT B


     COMPLIANCE CERTIFICATE



                          Financial
     Statement Date:                  ,


To:  Bank of America National Trust and
     Savings Association, as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain First Amended and Restated
 Credit Agreement dated as of October 20, 1997 among The Todd-AO Corporation, a Delaware corporation (the "Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

     Reference is made to that certain First Amended and Restated
 Credit Agreement dated as of October 20, 1997 among The Todd-AO Corporation, a Delaware corporation (the "Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

     The undersigned Responsible Officer hereby certifies as of the date
 hereof that he/she is the                       of Borrower, and that,
 as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Borrower, and that:

     1. Attached as Schedule 1 hereto are either (a) the financial statements required under Section 6.1(a) of the Agreement as of the above date, or (b) the financial statements required under Section 6.1(b) of the Agreement as of the above date, with the required opinion of Deloitte
-Touche, or other independent public accounting firm of recognized national standing selected by Borrower and satisfactory to the Administrative Agent and the Requisite Banks, which financial statements fairly present in accordance with Generally Accepted Accounting Principles (subject to ordinary, good faith year-end audit adjustments) the financial position and the results of operations of Borrower and its Subsidiaries on a consolidated basis.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

     3. To the best of the undersigned's knowledge, Borrower, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by Borrower, and the undersigned has no knowledge of any Default or Event of Default.

     4. Borrower has performed all its obligations hereunder and under (a) any instrument or agreement to which Borrower is a party or under which Borrower is obligated, under which the failure to perform could materially impair the financial condition or operations of Borrower, and (b) any judgment, decree or order of any court or governmental authority binding on Borrower.

     5. No significant change in senior management has occurred (or if such change has occurred, attached is a description of what steps have been taken to compensate therefore).

     6. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.


     IN WITNESS WHEREOF, the undersigned has executed this
 Certificate as of                       ,       .


                         THE TODD-AO CORPORATION


                         By:
                         Name:
                         Title:

     Date:                    ,
     For the fiscal quarter/year
     ended                   ,

     SCHEDULE 2
     to the Compliance Certificate
     ($ in 000's)

I.    Section 7.5 - Limitation on Investments.

     A.   Investments in foreign joint ventures
          the United Kingdom, Spain, France or
          Germany engaged in related businesses:  $

     B.   Indebtedness permitted under
          Section 7.1(d):     $

     C.   Total (Lines I.A. + I.B.):    $


          Line I.C not to exceed $50,000,000

     D.   Investments in other Persons: $

          Line I.D not to exceed $10,000,000


II.    Section 7.10 - Minimum Tangible Net Worth.

     A.   Tangible Net Worth:

          1.   Consolidated gross book Value
               of assets:     $

          2.   Goodwill, patents, trademarks,
               trade names, copyrights, deferred
               charges and other like intangibles:     $

          3.   All liabilities (including accrued
               and deferred income taxes and
               subordinated indebtedness):   $

     B.   Tangible Net Worth (Line II.A.1 -
          Line II.A.2 - Line II.A.3):   $

     C.   50% of consolidated net income computed
          on a cumulative basis for each of the
          elapsed fiscal quarters ending after
          May 31, 1997 (no deduction for
          quarterly losses):  $

     D.   100% of net proceeds of any equity
          issued after the Closing Date:     $

     E.   Total (Lines II.C + II.D + $25,000,000: $

          Minimum requirement: Line II.B to be greater than Line II.E


III.  Section 7.11 - Fixed Charge Coverage Ratio.

     A. Free Available Cash Flow for the four immediately preceding fiscal quarters ("Subject Period"):

          1.   EBITDA of Borrower and its Significant
               Subsidiaries or Subject Period: (5)
               a.   Net income (and loss) for
                   Subject Period (excluding
               extraordinary losses or
               extraordinary gains:     $

          b.  Net income attributable to joint ventures and Subsidiaries less than 100% owned which is not a return on capital or results
                      from an extraordinary gain: $   without duplication:

          c. Cash actually received by Borrower from joint ventures and Subsidiaries less than 100% owned: $

               d.   Depreciation expense, lease expense
                   (excluding operating leases but including
                   Capital Lease and Synthetic Lease expense), interest expense, and amortization expense of intangibles of any kind to the extent included in the determination of such net income
                   (or loss): $

               e.   Provisions for income taxes as set
                   forth in Borrower's consolidated
                   income statement:    $

               f.  Noncash compensation in the form
                   of stock award grants:    $

               g.  EBITDA (Line 1a-1b+1c+1d+1e+1f):    $

          2.   Cash income taxes payable:    $

          3.   Maintenance capital expenditures:  $

          4.   Total Free Available Cash Flow
               (Lines A.1.g-A.2-A.3):   $

     B.   Interest Expense for Subject Period:    $

     C.   Current Portion of Funded Indebtedness
          (including current portion of Capital
          Leases and Synthetic Leases but excluding
          Convertible Subordinated Note):    $

     D.   Pro forma Distributions for following
          four fiscal quarters:    $

     E.   Total (Lines B+C+D):     $

     F.   Fixed Charge Coverage Ratio (Line III.A4 (
          Line III.E):        to 1

          Minimum required ratio:  1.25 to 1

IV.   Section 7.12 - Leverage Ratio.

     A.   Funded Indebtedness:

          1.   Indebtedness for borrowed money
               (excluding Non Recourse Joint
               Venture Indebtedness):   $

          2.   Principal portion of Capital Leases:    $

          3.   Synthetic Leases:   $

          4.   Acceptances and letters of credit: $

          5.   Guaranty Obligations:    $

          6    Total (Lines IV.A.1+2 3+4+5):         $

          7.   Cash, cash equivalents and
               marketable securities:   $

               a. Line 7 less $3,500,000 (>$0):       $

          8.   Includable Funded Indebtedness
               (Line A.6 less Line A.7.a):   $

     B.   EBITDA (Line III.A.1.g): (5

     C.   Leverage Ratio (Line IV.8 ( Line IV.B):            to 1
          Maximum permitted ratio: 3.00 to 1

V.    Leverage Ratio for Determining Applicable Amount.
     A.   Funded Indebtedness (Line IV.A.8)
          (excluding Convertible Subordinated Debt):$

     B.   EBITDA (Line III.A.1.g): $

     C.   Leverage Ratio for Determining Applicable
          Amount (Line V.A ( Line V.B):      to 1


     EXHIBIT C

     FORM OF NOTE



               October 20, 1997


     FOR VALUE RECEIVED, the undersigned (the "Borrower"),
 hereby promises to pay to the order of                       (the "Bank"),
 on the Maturity Date (as defined in the Credit Agreement referred to
 below) the principal amount of $                , or such lesser principal
 amount of Loans (as defined in the Credit Agreement referred to below) payable by Borrower to the Bank on the Maturity Date under that certain First Amended and Restated Credit Agreement dated as of October 20,

 1997 among The Todd-AO Corporation, a Delaware corporation
 ("Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

     Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

     All payments of principal and interest shall be made to the Administrative Agent for the account of the Bank in United States dollars in immediately available funds at Administrative Agent's Payment office.

     If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

     This Note is one of the "Notes" referred to in the Credit
 Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of the Bank to accelerate the maturity hereof upon the occurrence of such events.

     Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) of Bank which may be incurred in connection with the collection or enforcement of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED
 IN ACCORDANCE WITH THE LAWS OF THE STATE OF
 CALIFORNIA.


                    THE TODD-AO CORPORATION



                              By:
                              Title:


     EXHIBIT D



     SUBSIDIARY CONTINUING GUARANTY

To:  BANK OF AMERICA NATIONAL
     TRUST AND SAVINGS ASSOCIATION


     (1) For valuable consideration, the undersigned corporation and partnerships, and the corporations and partnerships becoming a party hereto pursuant to Paragraph 16, (collectively, "Guarantors"), jointly and severally unconditionally guarantees and promises to pay to BANK OF
 AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as
 Administrative Agent ("Administrative Agent"), or order, on demand, in lawful money of the United States, any and all indebtedness of The Todd
 AO Corporation ("Borrower") to the Administrative Agent and the Banks party to that certain First Amended and Restated Credit Agreement dated as of October 20, 1997 among Borrower, the banks from time to time party thereto ("Banks;" together with the Administrative Agent, the "Guarantied Parties"), and Administrative Agent and Issuing Bank (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined). The term "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower under the Loan Documents, heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by the Guarantied Parties by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable.

     (2) This is a continuing guaranty relating to any indebtedness, including that arising under successive transactions which shall either continue the indebtedness or from time to time renew it after it has been satisfied. Any payment by a Guarantor shall not reduce such or any other Guarantor's maximum obligation hereunder, unless written notice to that effect be actually received by the Administrative Agent at or prior to the time of such payment.

     (3) The obligations hereunder are joint and several, and independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against any Guarantor whether action is brought against Borrower or any other Guarantor or whether Borrower or any other Guarantor be joined in any such action or actions; and Guarantors waive the benefit of any statute of limitations affecting their liability hereunder.

     (4) Guarantors authorize the Guarantied Parties, without notice or demand and without affecting their liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as the Guarantied Parties in their discretion may determine; and (d) release or substitute any one or more of the endorsers or guarantors.

     (5)  Guarantors waive any right to require the Guarantied Parties to
 (a) proceed against Borrower or any other Guarantor; (b) proceed against or exhaust any security held from Borrower or any other Guarantor; or (c) pursue any other remedy in the Guarantied Parties' power whatsoever. Guarantors waive any defense arising by reason of any disability or other defense of Borrower or any other Guarantor, or the cessation from any cause whatsoever of the liability of Borrower or any other Guarantor, or any claim that their obligations exceed or are more burdensome than those of Borrower or any other Guarantor. Guarantors waive any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Guaranty and Guarantors waive any right to enforce any remedy which the Guarantied Parties now have or may hereafter have against Borrower, and waive any benefit of and any right to participate in any security now or hereafter held by the Guarantied Parties. Guarantors waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Without limiting the generality of the foregoing, Guarantors hereby expressly waive any and all benefits of California Civil Code Sections 2809, 2810, 2819, 2825, 2839 and 2845 through 2850.

     (6) Guarantors acknowledge and agree that they shall have the sole responsibility for obtaining from Borrower such information concerning Borrower's financial conditions or business operations as they may require, and that the Guarantied Parties have no duty at any time to disclose to Guarantors any information relating to the business operations or financial conditions of Borrower.

     (7) To secure all of Guarantors' obligations hereunder, Guarantors assign and grant to the Guarantied Parties a security interest in all moneys, securities and other property of Guarantors now or hereafter in the possession of the Guarantied Parties, and all deposit accounts of Guarantors maintained with the Guarantied Parties, and all proceeds thereof. Upon default or breach of any of Guarantors' obligations to the Guarantied Parties, the Guarantied Parties may apply any deposit account to reduce the indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between the Guarantied Parties and Guarantors.

     (8) Any obligations of Borrower to Guarantors, now or hereafter existing, including but not limited to any obligations to Guarantors as subrogees of the Guarantied Parties or resulting from Guarantors' performance under this Guaranty, are hereby subordinated to the indebtedness. Such obligations of Borrower to Guarantors if the Administrative Agent so requests shall be enforced and performance received by Guarantors as trustees for the Guarantied Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the indebtedness of Borrower to the Guarantied Parties, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty.

     (9) This Guaranty may be revoked at any time by Guarantors in respect to future transactions, unless there is a continuing consideration as to such transactions which Guarantor does not renounce. Such revocation shall be effective upon actual receipt by the Administrative Agent at its address set forth in the Agreement of written notice of revocation. Revocation shall not affect any of Guarantors' obligations or the Guarantied Parties' rights with respect to transactions which precede the Administrative Agent's receipt of such notice, regardless of whether or not the indebtedness related to such transactions, before or after revocation, has been renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon. Revocation by any other guarantor of Borrower's indebtedness shall not affect any obligations of Guarantors. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to the Guarantied Parties is rescinded or must be returned by the Guarantied Parties to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

     (10) Where Borrower is a corporation or partnership it is not necessary for the Guarantied Parties to inquire into the powers of Borrower or of the officers, directors, partners or agents acting or purporting to act on Borrower's behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     (11) The Guarantied Parties may, without notice to Guarantors and without affecting Guarantors' obligations hereunder, assign the indebtedness and this Guaranty, in whole or in part. Guarantors agree that the Guarantied Parties may disclose to any prospective purchaser and any purchaser of all or part of the indebtedness any and all information in the Guarantied Parties' possession concerning Guarantors, this Guaranty and any security for this Guaranty.

     (12) Guarantors agree to pay to the Administrative Agent, on demand, all reasonable Attorney Costs incurred by the Guarantied Parties prior to the commencement of any legal action in connection with the enforcement of this Guaranty and any instrument or agreement required under this Guaranty. In the event of a legal action, the prevailing party shall be entitled to reasonable attorneys' fees (including allocated costs for in-house legal services), costs and necessary disbursements incurred in connection with such action or proceeding, as determined by the court.

     (13) This Guaranty shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.


     (14) Notwithstanding anything to the contrary contained herein, each Guarantor's liability pursuant to this Guaranty shall be limited to the greater of: (a) the 'reasonably equivalent value,' received by such Guarantor or any of its subsidiaries arising out of the indebtedness (including, without limitation, repayment of intercompany or third party debt of, investments made in, and capital contributions, advances and loans made to, such Guarantor or any of its subsidiaries, directly or indirectly, by Borrower or any other subsidiary with, or as a direct or indirect result of obtaining, the proceeds of any indebtedness) in exchange for or in connection with such Guarantor's guaranty of the indebtedness, and (b)
 95% of the excess of (i) a 'fair valuation' of the amount of the assets and other property of such Guarantor and its subsidiaries taken as a whole as of the applicable date of determination of the incurrence of such Guarantor's obligations hereunder over (ii) a 'fair valuation' of such Guarantor's and its subsidiaries' debts taken as a whole as of such date, but excluding liabilities arising under this Guaranty and excluding all liabilities owing by such Guarantor and its subsidiaries taken as a whole to Borrower or any other Subsidiary or otherwise subordinated to such Guarantor's obligations hereunder, it being understood that a portion of such indebtedness owing to Borrower shall be discharged on a dollar-for-dollar basis in an amount equal to the amount paid by such Guarantor hereunder. The meaning of the terms 'reasonably equivalent value' and 'fair valuation,' and the calculations of assets and other property and debts, shall be determined in accordance with the applicable federal and California state laws in effect on the date hereof governing the determination of the insolvency of a debtor and to further the intent of all parties hereto to maximize the amount payable by such Guarantor without rendering it insolvent or leaving it with an unreasonably small amount of capital in relation to its business, in either case, at the applicable date for the determination of the incurrence of its obligations hereunder; provided, however, each Guarantor agrees, to the maximum extent permitted by law, that 'fair valuation' of such Guarantor's and its subsidiaries' assets and other properties means the fair market sales price as would be obtained in an arms-length transaction between competent, informed and willing parties under no compulsion to sell or buy or collections thereof obtained in the ordinary course of business and 'fair valuation' of its debts means the amount, in light of the applicable circumstances, at the time, for which such Guarantor or its subsidiaries is liable for matured known liquidated liabilities or would reasonably be expected to become liable on contingent or unliquidated liabilities as they mature and taking into consideration the nature of any such contingency and the probability that liability would be imposed.

     (15) Each Guarantor represents and warrants for and with respect to itself that:

          (a) Such Guarantor is a corporation duly organized and existing under the laws of the state province or country of its incorporation, and is properly licensed and in good standing in, and where necessary to maintain its rights and privileges have complied with the fictitious name statute of, every jurisdiction in which it is doing business, except where the failure to be licensed or be in good standing or comply with any such statute will not have a material adverse effect on the ability of such Guarantor to perform its obligations hereunder or under any instrument or agreement required hereunder;

          (b) The execution, delivery and performance of this Guaranty and any instrument or agreement required hereunder are within the power of such Guarantor, have been duly authorized by, and are not in conflict with the terms of any charter, by-law or other organization papers of, such Guarantor;

          (c) No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of this Guaranty or any instrument or agreement required hereunder;

          (d) There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on such Guarantor, which would be contravened by the execution, delivery, performance or enforcement of this Guaranty or any instrument or agreement required hereunder;

          (e) This Guaranty is a legal, valid and binding agreement of such Guarantor, enforceable against such Guarantor in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable, except where enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the application of general principles of equity;

          (f) There is no action, suit or proceeding pending against, or to the knowledge of such Guarantor, threatened against or affecting such Guarantor, before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity or enforceability of this Guaranty; and

          (g) The execution, delivery and performance by such Guarantor of this Guaranty does not constitute, to the best knowledge of such Guarantor, a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any jurisdiction.

     (15) From time to time corporations and partnerships which become Subsidiaries of Borrower may become a Guarantor by such Person and the existing Guarantors executing and delivering a supplement hereto substantially in the form of Exhibit A hereto. Upon the Administrative Agent's receipt of a duly executed and delivered supplement, such Person shall become a party hereto as though a signatory hereto, with no amendment or further action required hereunder, and thereafter, all references to Guarantor shall include such additional Person.

     (16) In order to provide for just and equitable contribution among the Guarantors, in connection with the execution of this Guaranty, the Guarantors agree among themselves that, subject to the other provisions of this Guaranty, in the event any Guarantor satisfies some or all of the Obligations (a "Funding Guarantor"), the Funding Guarantor shall be entitled to contribution from the other Guarantors that have positive net worth at the time for all payments made by the Funding Guarantor in satisfying the indebtedness, so that each Guarantor that remains obligated under this Guaranty at the time that a Funding Guarantor makes a payment hereunder (a "Remaining Guarantor") and has a positive net worth at such time shall bear a portion of such payment equal to the percentage that such Remaining Guarantor's net worth bears to the aggregate net worth of all Remaining Guarantors that have positive net worth at the time, in each case calculated as of the respective date of payment.


     Executed as of October 20, 1997.


                    TODD-AO STUDIOS EAST INC.
                    TODD-AO VIDEO SERVICES
                    TODD-AO STUDIOS

                    TODD-AO STUDIOS WEST
                    TODD-AO HD, INC.


                    By:__________________________
                             J.R. DeLang
                            Vice President


     EXHIBIT A TO SUBSIDIARY CONTINUING GUARANTY


     ADDITIONAL GUARANTOR SUPPLEMENT


     Dated:  _____________, 199_


          Reference is made to that certain Guaranty dated as of October 20, 1997, as amended (the "Guaranty"), by and among the Guarantors from time to time party thereto in favor of Bank of America National Trust and Savings Association, as Administrative Agent for the Guarantied Parties. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Guaranty and the Credit Agreement referred to therein.

          ____________________, a Subsidiary of
______________, ("Subsidiary") hereby elects to become a Guarantor under the Guaranty, and agrees to be bound by all the terms and conditions applicable to a Guarantor thereunder as of the date hereof.

          The undersigned Subsidiary hereby represents and warrants that the execution, delivery and performance of any Loan Documents to which it is to be a party will not violate any law, decree or judgment applicable to the undersigned, except as will not have a Material Adverse Effect.

          The undersigned existing Guarantors hereby consent to Subsidiary becoming a party to the Guaranty.


          This Certificate of Additional Guarantors is executed by the parties hereto as of the date first written above.


          "Subsidiary"




          By:
          Name:
          Title:


     THE GUARANTORS LISTED ON THE SIGNATURE PAGE TO
 GUARANTY AND ON ANY PRIOR ADDITIONAL GUARANTORS

 SUPPLEMENTS

          By:
          Name:
          Title:


ACKNOWLEDGED:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Administrative Agent


By:
Name:
Title:


     EXHIBIT E


PLEDGE AGREEMENT

     This PLEDGE AGREEMENT ("Agreement"), dated as of October
20, 1997, is made by THE TODD-AO CORPORATION, a Delaware corporation (the "Borrower") in favor of BANK OF AMERICA
 NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative
 Agent (the "Administrative Agent") for itself and the Banks party to that certain First Amended and Restated Credit Agreement dated as of October 20, 1997 among The Todd-AO Corporation, a Delaware corporation (the "Borrower"), the Banks from time to time party thereto, and the Administrative Agent and Issuing Bank (as extended, renewed, amended or restated from time to time, the "Credit Agreement").

     RECITAL

     Borrower is required to pledge the Pledged Collateral to the Administrative Agent under the terms of the Credit Agreement, all under the terms and conditions set forth in this Agreement.

     AGREEMENT

     NOW, THEREFORE, in order to induce the Banks to extend credit facilities to Borrower under the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Borrower hereby represents, warrants, covenants, agrees, and pledges as follows:

     1. Definitions. Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Credit Agreement as though set forth herein in full. The following terms shall have the meanings respectively set forth after each:

     "Certificates" means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged

 Securities.

     "Note" means each promissory note in favor of Borrower from a Subsidiary evidencing intercompany obligations owing from such Subsidiary to Borrower.

     "Pledge Agreement Supplement" means a supplement in the form of Exhibit B hereto.

     "Pledged Collateral" means (i) any and all property of Borrower now or hereafter pledged and delivered to the Administrative Agent for and on behalf of the Bank, (ii) each Note together with any documentary evidence of any collateral therefor and (iii) the Pledged Securities and the Certificates representing or evidencing same, and any and all proceeds and products of any of the foregoing, and any and all collections, dividends, distributions, redemption payments or liquidation payments with respect to any of the foregoing, except dividends or distributions actually paid to Borrower as permitted under the terms of the Credit Agreement.

     "Pledged Securities" means shares of the capital stock of each Subsidiary listed on Exhibit A hereto, as amended or deemed amended from time to time by delivery of Pledge Agreement Supplements, which shares have the percentage of the voting power of all capital stock of each Subsidiary indicated on Exhibit A or such Pledge Agreement Supplements, any and all securities now  or hereafter issued in substitution, exchange or replacement therefor, or  with respect thereto, any and all warrants, options or other rights to subscribe to or acquire any additional capital stock of Borrower (to the extent such additional capital stock, together with that already pledged hereunder, would equal the percentage indicated on Exhibit A or any Pledge Agreement Supplements of the voting power of all such capital stock), and any and all additional capital stock of such Subsidiary (to the extent such additional capital stock, together with that already pledged hereunder, would equal the indicated percentage of the voting power of all such capital stock).

     "Subsidiary" means each Subsidiary listed on Exhibit A, as amended or deemed amended from time to time by Pledge Agreement Supplements.

2. Representations and Warranties. Borrower represents, warrants and agrees that: (i) it has good title to the Pledged Collateral, free from any liens, leases, encumbrances, defenses or other claims or restrictions whatsoever; (ii) the security interest in the Pledged Collateral created hereby constitutes a first, prior, and indefeasible security interest with respect to such shares, and the possession by the Administrative Agent of the Certificates representing the Pledged Securities will perfect the Administrative Agent's interest therein; (iii) it has the right to transfer the Pledged Collateral pursuant to this Agreement without restriction, and such shares have been duly and validly pledged to the Administrative Agent in accordance with law; (iv) the Pledged Securities represent the percentage of ownership indicated on Exhibit A and any Pledge Agreement Supplements of the voting power of all capital stock of each Subsidiary, and (v) it shall provide such additional endorsements, forms and writings and execute all documents and take such other action as the Administrative Agent deems necessary to create and perfect a security interest in the Pledged Collateral or as the Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or the administration of the Pledged Collateral.

     3.   Creation of Security Interest.

          (a) Pledge of Pledged Collateral. Borrower hereby pledges to the Administrative Agent and grants to Administrative Agent for the benefit of itself and the Banks a security interest in and to all Pledged Collateral, together with all products, proceeds, dividends, redemption payments, liquidation payments, cash, instruments and other property, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral. The security interest and pledge created by this Section 3(a) shall continue in effect so long as any Obligation is owed to the Administrative Agent and the Banks.

          (b) Delivery of Certain Pledged Collateral. Except as permitted by Section 4.1(c) of the Credit Agreement, Borrower shall pledge and deliver the Pledged Collateral to the Administrative Agent. After the date hereof, additional Pledged Collateral may from time to time be delivered to the Administrative Agent by agreement between the Administrative Agent and Borrower and in accordance with Section 24. All Pledged Collateral at any time delivered to the Administrative Agent shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed stock powers or other instruments of transfer or assignment undated in blank for each certificate, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall hold all Pledged Collateral pledged hereunder on behalf of the Banks pursuant to this Agreement.

     3. Security for Obligations. This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of, all Obligations, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all Obligations of Borrower now or hereafter existing under this Agreement, and all interest that accrues on all or any part of any of the Obligations after the filing of any petition or pleading against Borrower, Borrower or any other Person for a proceeding under any bankruptcy or debtor relief law.

     4. Further Assurances. Borrower agrees that at any time, and from time to time, at its own expense Borrower will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions, including, without limitation, causing Borrower to so execute, deliver, file or take other actions, that may be necessary or desirable, or that the Administrative Agent reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable the Administrative Agent to exercise and enforce the Administrative Agent's rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. Borrower hereby consents and agrees that the issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Administrative Agent to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Borrower or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

     5.   Voting Rights; Dividends; etc.  So long as no Event of
 Default under the Credit Agreement occurs and remains continuing:

          (a) Voting Rights. Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement and the Credit Agreement; provided, however, that Borrower shall exercise, or shall refrain from exercising, any such right if it would result in a Default or an Event of Default.

          (b) Dividend and Distribution Rights. Borrower shall be entitled to receive and to retain and use only those dividends or distributions paid to Borrower as permitted under the terms of the Credit Agreement; provided, however, that any and all such dividends or distributions received in the form of capital stock shall be, and the Certificates representing such capital stock forthwith shall be, to the extent required to make the representation in Section 2(b)(iv) true and correct after giving effect to such dividend, delivered to the Administrative Agent to hold as, Pledged Collateral and shall, if received by Borrower, be received in trust for the benefit of the Administrative Agent, be segregated from the other property of Borrower, and forthwith be delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

     6.   Rights During Event of Default.  When an Event of
 Default has occurred and is continuing:

          (a) Voting, Dividend, and Distribution Rights. At the option of the Administrative Agent, all rights of Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a), and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5(b), shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions. The
Administrative Agent shall give notice thereof to Borrower; provided, however, that (i) neither the giving of such notice nor the receipt thereof by Borrower shall be a condition to exercise of any rights of the Administrative Agent hereunder, and (ii) the Administrative Agent shall incur no liability for failing to give such notice.

          (b) Dividends and Distributions Held in Trust. All dividends and other distributions which are received by Borrower contrary to the provisions of the Credit Agreement or this Agreement shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Borrower, and forthwith shall be paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

          (c) Irrevocable Proxy. Borrower hereby revokes all previous proxies with regard to the Pledged Securities and appoints the

 Administrative Agent as its proxyholder to attend and vote at any and all meetings of the shareholders of each Subsidiary, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of each Subsidiary on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Borrower had personally attended the meetings or had personally voted its shares or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, and that the Administrative Agent shall have instructed the proxyholder to exercise voting rights with respect to the Pledged Securities or any of them. Borrower hereby authorizes the Administrative Agent to substitute another person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as all Obligations have been paid and performed in full.

     7. Transfers and Other Liens. Borrower agrees that, except as specifically permitted under the Credit Agreement, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for liens in favor of the Administrative Agent, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or the Credit Agreement.

     8.   Administrative Agent Appointed Attorney-in-Fact.
  Borrower hereby irrevocably appoints the Administrative Agent as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower, and in the name of Borrower, or otherwise, from time to time, in the Administrative Agent's sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Pledged Collateral; (b) to do any and every act which Borrower is obligated to do under this Agreement; (c) to prepare, sign, file and record, in Borrower's name, any financing statement covering the Pledged Collateral; and (d) to endorse and transfer the Pledged Collateral upon foreclosure by the Administrative Agent; provided, however, that the Administrative Agent shall be under no obligation whatsoever to take any of the foregoing actions, and the Administrative Agent shall have no liability or responsibility for any act (other than the Administrative Agent's own gross negligence or willful misconduct) or omission taken with respect thereto. Borrower hereby agrees to repay immediately upon demand all reasonable costs and expenses incurred or expended by the Administrative Agent in exercising any right or taking any action under this Agreement, together with interest as provided for in the Credit Agreement.

     9.   Administrative Agent May Perform Obligations.  If
Borrower fails to perform any Obligation contained herein, the Administrative Agent may, but without any obligation to do so and without notice to or demand upon Borrower, perform the same and take such other action as the Administrative Agent may deem necessary or desirable to protect the Pledged Collateral or the Administrative Agent's security interests therein, the Administrative Agent being hereby authorized
 (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any lien which in the reasonable judgment of the Administrative Agent appears to be prior or superior to the Administrative Agent's security interests, and in exercising any such powers and authority to pay necessary expense, employ counsel and pay Attorney Costs. Borrower hereby agrees to repay immediately upon demand all sum so expended by the Administrative Agent, together with interest from the date of expenditure at the rates provided for in the Credit Agreement. The Administrative Agent shall be under no duty or obligation to (1) preserve, maintain or protect the Pledged Collateral or any of Borrower's rights or interest therein, (2) exercise any voting rights with respect to the Pledged Collateral, whether or not an Event of Default has occurred or is continuing, or (3) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of Borrower or any other Person having any interest therein; and the Administrative Agent does not assume and shall not be obligated to perform the obligations of Borrower, if any, with respect to the Pledged Collateral.

     10. Reasonable Care. The Administrative Agent shall in all events (and without restriction on the limitations on liability of the Administrative Agent contained herein) be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for (1) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (2) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

     11.  Events of Default and Remedies.

          (a) Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default under the Credit
 Agreement, Borrower shall be in default hereunder and the Administrative Agent shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that the Administrative Agent may have under this Agreement and under applicable law or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition the following rights and remedies, all of which may be exercised with or without further notice to
 Borrower:

               (i)  to notify each Subsidiary that the Pledge
 Securities have been pledged to the Administrative Agent and that all dividends and other payments thereon are to be made directly and exclusively to the Administrative Agent; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to the Administrative Agent, in whole or in part, the Pledged Collateral and any amounts owing thereon or any guaranty or security therefor; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratification with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if the Administrative Agent were the owner thereof;

               (ii) to enforce payment and prosecute any action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in the Administrative Agent's name or in the name of Borrower, all steps, actions, suits or proceedings deemed by the Administrative Agent necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

               (iii) in accordance with applicable law, to take possession of and operate or control the Pledged Collateral with or without judicial process;

               (iv) to endorse, in the name of Borrower, all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

               (v)   to transfer any or all of the Pledged
 Collateral into the name of the Administrative Agent or its nominee or nominees; and

               (vi)   in accordance with applicable law, to
 foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker's board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Administrative Agent;

all at the sole option of and in the sole discretion of the Administrative
 Agent.

          (b) Appointment of a Receiver. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Borrower hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Obligations, to take possession of the Pledged Collateral or any part thereof and to exercise the proxy granted to the Administrative Agent under Section 6(c). Taking possession of the
Pledged Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

          (c)  Notice of Sale.  The Administrative Agent shall give
 Borrower at least five (5) days' written notice of sale of all or any part of the Pledged Collateral. Any sale of the Pledged Collateral shall be held at such time or times and at such place or places as the Administrative Agent may determine in the exercise of its sole and absolute discretion. The Administrative Agent may bid (which bid may be, in whole or in part, in the form of cancellation of Obligations) for and purchase for the account of the Administrative Agent or any nominee of the Administrative Agent the whole or any part of the Pledged Collateral. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral if they shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Administrative Agent may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

          (d)  Private Sales.  Whether or not any of the Pledged
 Collateral has been effectively registered under the Securities Act of 1933 or other applicable laws, the Administrative Agent may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable. Without limiting the foregoing, the Administrative Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any of the Pledged Collateral is sold at private sale, Borrower agrees that if the Pledged Collateral is sold for a price which the Administrative Agent in good faith believe to be reasonable, then (A) the sale shall be deemed to be commercially reasonable in all respects, (B) Borrower shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (C) the Administrative Agent shall not incur any liability or responsibility to Borrower in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Borrower recognizes that a ready market may not exist for Pledged Collateral which is not regularly traded on a recognized securities exchange, and that a sale by the Administrative Agent of any such Pledged Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Collateral or Pledged Collateral that is privately traded.

          (e) Title of Purchasers. Upon consummation of any sale of Pledged Collateral pursuant to this Section 11, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of Borrower, and Borrower hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Administrative Agent shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by the Administrative Agent, and any Pledged Collateral so sold may be retained by the Administrative Agent until the sale price is paid in full by the purchaser or purchasers thereof. The Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

          (f) Disposition of Proceeds of Sale. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, first, to the reasonable costs and expenses (including Attorney Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; second, to the satisfaction of all Obligations in any order that the Administrative Agent may select in its sole discretion; and, third, to all other indebtedness secured hereby in such order and manner as the Administrative Agent in its sole and absolute discretion may determine.

     12. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement in connection with the Obligations, whether or not executed by Borrower, but each and every term and condition hereof shall be in addition thereto.

     13.  Covenant Not to Issue Uncertificated Securities.
  Borrower represents and warrants that all of the capital stock of each Subsidiary is in certificated form (as contemplated by Division 8 of the California Commercial Code), and covenants to the Administrative Agent that it will not cause or permit each Subsidiary to issue any capital stock in uncertificated form or seek to convert all or any part of its existing capital stock into uncertificated form (as contemplated by Division 8 of the California Commercial Code).

     14.  Covenant Not to Make Advances not Evidenced by a
 Note. Borrower represents, warrants and covenants to the Administrative Agent that it will not make any advances, investments, loans or other transfers of money to a Subsidiary which are not evidenced by a Note, and Borrower covenants that it will first deliver any such Note to the Administrative Agent as Pledged Collateral hereunder.

     15.  Covenant Not to Dilute Interests of the Administrative
 Agent and the Banks in Pledged Securities. Borrower represents, warrants and covenants that it will not at any time cause or permit Borrower (or any corporation whose securities constitute Pledged Collateral) to issue any additional capital stock, or any warrants, options or other rights to acquire any additional capital stock.

     16. Failure or Delay Not a Waiver. No delay or omission by the Administrative Agent to exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default.

     17. Notices. Any communications between the parties hereto or notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex or telecopier, to each party at its address set forth on the signature pages to the Credit Agreement, or to such other addresses as each party may in writing hereafter indicate. Any notice, request or demand to or upon the Administrative Agent shall not be effective until received.

     18. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of the rights of Borrower hereunder without the prior written consent of the Administrative Agent.

     19. Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict or inconsistency between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument required hereunder, the terms, conditions and provisions of this Agreement shall prevail.

     20. Governing Law. This Agreement, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

     21. Severability of Provisions. The illegality or enforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     22. Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. This Agreement shall become effective as of the date first written above upon the execution of a counterpart by the Administrative Agent and Borrower and by delivery thereof, or notice of such execution, to Borrower and the Administrative Agent.

     23. Amendment or Waiver of Agreement. No amendment or waiver of any provision of this Agreement, and no consent with respect to any departure by Borrower shall be effective unless the same shall be in writing and signed or acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     24. Additional Pledged Securities. The Borrower shall from time to time (a) upon obtaining any additional shares of any Issuer or any other securities constituting Pledged Securities or (b) when required to pledge additional collateral pursuant to Section 6.9 of the Credit Agreement, promptly deliver to the Administrative Agent a duly executed Pledge Agreement Supplement identifying the additional shares which are being pledged, accompanied by duly executed stock powers or other instruments of transfer or assignment undated in blank for each certificate, all in form and substance satisfactory to the Administrative Agent. The Borrower hereby authorizes the Administrative Agent to attach each Pledge Agreement Supplement to this Agreement and agrees that all shares listed on any Pledge Agreement Supplement delivered to the Administrative
 Agent shall for all purposes hereunder constitute Pledged Securities.

     IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed as of the date first above written.

                         "Borrower"

                         THE TODD-AO CORPORATION,
                         a Delaware corporation


                         By:____________________________
                         Title:_________________________



     EXHIBIT A

     PLEDGED SECURITIES


                        Class of
                        Stock and
Issuer and state or           Stock Certificate Number       of  Percentage of
country of incorporation            No(s).            Shares
      Ownership

Todd-AO Europe Holdings, Ltd.                         66%


     EXHIBIT B

     PLEDGE AGREEMENT SUPPLEMENT



          This Pledge Agreement Supplement, dated as of
 ________________, is delivered pursuant to Section 24 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Agreement Supplement may be attached to the Pledge Agreement, dated as of October 20, 1997 (the "Pledge Agreement", the terms defined therein and not otherwise defined herein being used as therein defined), made by the undersigned to Bank of America National Trust and Savings Association as Administrative Agent for the benefit of itself and the Banks and that the shares listed on this Pledge Agreement Supplement shall be and become part of the Pledged Securities referred to in the Pledge Agreement and shall secure all Obligations. The attached schedule shall be deemed to amend Exhibit A to the Pledge Agreement.

     The undersigned agree that the securities listed below shall for all purposes constitute Pledged Securities and shall be subject to the security interest created by the Pledge Agreement.

     The undersigned hereby certifies that the representations and warranties set forth in Section 2 of the Pledge Agreement are true and correct as to the Pledged Securities listed herein on and as of the date hereof.

                    THE TODD-AO CORPORATION


                    By:________________________________
                    Name:______________________________
                    Title:_____________________________

ACKNOWLEDGED:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Administrative Agent


By:__________________________
           Vice President


                       Class of
                       Stock and
Issuer and state or          Stock Certificate Number        of  Percentage of
country of incorporation           No(s).            Shares
     Ownership


     EXHIBIT F



     FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE


                     , 19


TO:  Bank of America National Trust and
     Savings Association, as Administrative Agent

Ladies and Gentlemen:


     Reference is made to that certain First Amended and Restated
 Credit Agreement dated as of October 20, 1997 among The Todd-AO Corporation, a Delaware corporation (the "Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

     1.   We hereby give you notice of, and request your consent to,
 the assignment by     (the "Assignor") to      (the "Assignee") of       %
 of the right, title and interest of the Assignor in and to the Loan Documents, including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor, and all outstanding
 Loans made by it and Letter of Credit Usage  assignment:

     (a)  the aggregate amount of the Assignor's Commitment is $             ;

     (b)  the Dollar Equivalent of its outstanding Loans is $                ,
 comprised of Loans in the following currencies:

     $                        DM
     PS                       (                 ; and

               (c)  the Dollar Equivalent of its Letter of Credit Usage
 is $                , comprised of Letter of Credit Usage in
 the following currencies:

               $                        DM
               PS                                .

     2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 10.3 of the Credit Agreement in connection with this assignment.

     3.   The Assignee agrees that, upon receiving your
consent to such assignment and from and after                  ,  the
 Assignee will be bound by the terms of the Loan Documents, with respect to the interest in the Loan Documents assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Loan Documents.

     4.   The following administrative details apply to the Assignee:

          (a)  Offshore Lending Office:

               Assignee name:
               Address:

               Attention:
               Telephone:  (   )
               Telecopier: (   )
               Telex (Answerback):

          (b)  Domestic Lending Office:

               Assignee name:
               Address:

               Attention:
               Telephone:  (   )
               Telecopier: (   )
               Telex (Answerback):

          (c)  Notice Address:

               Assignee name:
               Address:


               Attention:
               Telephone:  (   )

               Telecopier: (   )
               Telex (Answerback):

          (d)  Payment Instructions:

               Account No.:
               Attention:


               Reference:

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                              Very truly yours,

                              [Name of Assignor]


                              By:
                              Title:


                              [Name of Assignee]


                              By:
                              Title:


We hereby consent to the
foregoing assignment.

THE TODD-AO CORPORATION


By:
Name:
Title:


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Administrative Agent


By:
         Vice President



     SCHEDULE 2.1

COMMITMENTS
AND PRO RATA SHARES


Schedule 2.1(a)

Prior to BofA Tranche Termination Date


Commitments (excluding BofA Tranche Loan)


               Pro       Pro
               Rata      Rata
      Bank          Commitment     Share     Share

Bank of America
National Trust
and Savings
Association         $19,000,000 43.15%              50.00%


Union Bank of
California, N.A.         10,000,000     22.73        20.00

Sanwa Bank California    10,000,000     22.73        20.00

Societe Generale         5,000,000      11.36        10.00

         TOTAL           $44,000,000          100.00%   100.00%


BofA Tranche Loan

          Pro Rata
         Bank            BofA Tranche Loan        Share

Bank of America National
Trust and Savings
Association $6,000,000        100%




Schedule 2.1(b)

 Commencing on the BofA Tranche Termination Date

                                                         Pro Rata
Bank                                                 Commitment       Share

Bank of America
NationalTrust and
SavingsAssociation                           $25,000,000       50.00%
Union Bank of California, N.A.         10,000,000        20.00
Sanwa Bank California                      10,000,000        20.00

Societe Generale                                  5,000,000         10.00
 TOTAL                                                $50,000,000      100.00%


SCHEDULE 5.9 SIGNIFICANT SUBSIDIARIES
TODD-AO STUDIOS EAST INC.
TODD-AO VIDEO SERVICES
TODD-AO STUDIOS
TODD-AO STUDIOS WEST
TODD-AO HD, INC.
TODD-AO FILMATICS
TODD-AO EUROPE HOLDINGS, LTD.
TODD-AO UK, LTD

     SCHEDULE 7.1


     EXISTING INDEBTEDNESS



     SCHEDULE 10.6


     OFFSHORE AND DOMESTIC LENDING OFFICES,
     ADDRESSES FOR NOTICES



BORROWER

THE TODD-AO CORPORATION
900 North Seward Avenue
Hollywood, California  90038
Attention:  W.R. Strickley
            Senior Vice President and
            Chief Financial Officer
Telephone:  (213) 962-4050
Telecopier: (213) 466-2327


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Administrative Agent

Bank of America National Trust
and Savings Association
555 South Flower Street, 11th Floor
Los Angeles, California 90071
Attention:  Janice Hammond
            Vice President
            Agency Management-Los Angeles #20529
Telephone:  (213) 228-9861
Facsimile:  (213) 228-2299


ADMINISTRATIVE AGENT'S PAYMENT OFFICE:

1850 Gateway Boulevard
Concord, California 94520
Attention:  Rosiland Meshack
Telephone:  (510) 675-8448
Facsimile:  (510) 675-8500

Account No.:
                  Ref: The Todd-AO Corporation
                  Att:  Agency Management Services #5596
                  ABA No. 1210-0035-8

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as a Bank

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520
Attention:  Nona Merritt
Telephone:  (510) 675-7052
Facsimile:  (510) 675-7531

Notices (other than Borrowing notices and Notices of Conversion/Continuation) :

Bank of America National Trust and
Savings Association
555 South Flower Street
Los Angeles, California 90071
Attention:  Matthew Koenig
              Vice President
              Credit Products
Telephone:  (213) 228-6375
Facsimile:  (213) 228-2641


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Issuing Bank

Address for Notices:

International Trade
Banking Division #5655
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA 90017


UNION BANK OF CALIFORNIA, N.A.

Domestic and Offshore Lending Office:
445 South Figueroa Street, G15-075
Los Angeles, CA 90071
Attention:  Aurora Layug
              Account Administrator
Telephone:  (213) 236-5015
Facsimile:  (213) 236-5276

Notices (other than Borrowing notices and Notices of Conversion/Continuation) :

Union Bank of California, N.A.
445 South Figueroa Street, G15-075
Los Angeles, CA 90071
Attention:  Lena Bryant
              Assistant Vice President
Telephone:  (213) 236-7535
Facsimile:  (213) 236-5747

with a copy to:

Union Bank of California, N.A.
445 South Figueroa Street, G15-075
Los Angeles, CA 90071
Attention:  Joseph W. Woolf
              Vice President and Manager
Telephone:  (213) 236-7512
Facsimile:  (213) 236-5747


SOCIETE GENERALE

Domestic and Offshore Lending Office:
2029 Century Park East, Suite 2900
Los Angeles, CA 90067
Attention:  Doris Yun
              Corporate Assistant
Telephone:  (310) 788-7116
Facsimile:  (310) 203-0539

Notices (other than Borrowing notices and Notices of Conversion/Continuation) :

Societe Generale, Los Angeles Branch
2029 Century Park East, Suite 2900
Los Angeles, CA 90067
Attention:  Maureen Kelly
              Vice President
Telephone:  (310) 788-7110
Facsimile:  (310) 551-1537


SANWA BANK CALIFORNIA

Domestic and Offshore Lending Office:
15165 Ventura Blvd., Suite 445
Sherman Oaks, CA 91403
Attention:  Christina Eberhard
              Commercial Banking Assistant
Telephone:  (818) 905-0910
Facsimile:  (818) 905-1002

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Sanwa Bank California
15165 Ventura Blvd., Suite 445
Sherman Oaks, CA 91403
Attention:  Kent Mustari
              Vice President
Telephone:  (818) 905-0910
Facsimile:  (818) 905-1002

Notes:

(1) For purposes of determining the Applicable Amount, the Convertible Subordinated Notes shall not be included in calculating the Leverage Ratio.

(2) An existing Pound sterling-denominated Loan in the principal amount of 500,000 pounds sterling may be Continued or Converted notwithstanding this Minimum Amount.

(3) See definition of "Reduction Date" for possible extension of Reduction
 Dates.

(4) EBITDA of any Significant Subsidiary acquired by Borrower during the prior four fiscal quarters may be included.

 (5) For purposes of determining the Leverage Ratio when determining compliance with Section 7.6 of the Agreement in connection with any Acquisition, not more than 80% of the EBITDA of (a) any Person being so acquired (provided such EBITDA may be included only if such Person will be a Significant Subsidiary immediately following such Acquisition) and (b) any Significant Subsidiary acquired by Borrower less than two fiscal quarters prior to the date of such Acquisition, may be included for purposes of calculating the Leverage Ratio.

(6) Subject to Section 2.1A(c).